SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of Earliest Event Reported): September 20, 1999


                               APPLE SUITES, INC.
             (Exact name of registrant as specified in its charter)


    VIRGINIA                       333-77055                    54-1938865
   (State of                      (Commission                  (IRS Employer
 incorporation                    File Number)               Identification No.)


 306 EAST MAIN STREET
  RICHMOND, VIRGINIA                                              23219
 (Address of principal                                          (Zip Code)
   executive offices)


              Registrant's telephone number, including area code.
                                 (804)643-1761

                               APPLE SUITES, INC.

                                    FORM 8-K

                                      Index


                                                                                     PAGE
                                                                                     -----

Item 2.        Acquisition or Disposition of Assets                                     1

Item 7.        Financial Statements and Exhibits

         a.    Financial Statements

         Atlanta - Galleria/Cumberland; Dallas - Addison; Dallas - Irving/
         Las Colinas; North Dallas - Plano; Richmond - West End

           Independent Auditors Report                                                 29

           Combined Balance Sheets - December 31, 1998 and December 31, 1997           30

           Combined  Statements of  Shareholders'  Equity - Years ended December       32
           31, 1997 and December 31, 1998

           Combined Income Statements - Years ended December 31, 1998 and              33
           December 31, 1997

           Combined Statements of Cash Flows - Years ended December 31, 1998 and       34
           December 31, 1997

           Notes to the Combined Financial Statements - December 31, 1998 and          35
           December 31, 1997

                                      * * *

           Combined Balance Sheet - June 30, 1999 (unaudited)                          39

           Combined  Statement of Shareholders'  Equity - For the Period January       41
           1, 1999 through June 30, 1999 (unaudited)

           Combined  Income  Statement - For the Period  January 1, 1999 through       42
           June 30, 1999 (unaudited)

           Combined  Statement  of Cash Flows - For the  Period  January 1, 1999       43
           through June 30, 1999 (unaudited)

           Notes to the Combined  Financial  Statements - For the Period January       44
           1, 1999 through June 30, 1999 (unaudited)

                                      * * *

           Apple Suites, Inc. -  Pro Forma Condensed  Consolidated Balance Sheet       48
           as of June 30, 1999 (unaudited)

           Apple  Suites, Inc. - Pro Form  Condensed  Consolidated  Statement of       50
           Operations  for the Year Ended  December 31,  1998 and the Six Months
           Ended June 30, 1999 (unaudited)

           Apple  Suites  Management, Inc.  - Pro Forma  Condensed  Consolidated       53
           Statement of Operations for the Year Ended  December 31, 1998 and the
           Six Months Ended June 30, 1999 (unaudited)


                                       (i)

b.       Exhibits

                  4.1 Note dated September 20, 1999 in the principal amount of $ 26,625,000 made payable by Apple Suites, Inc. to the order of Promus Hotels, Inc.

                  4.2 Fee and Leasehold Deed of Trust, Assignment of Lease and Rents and Security Agreement dated September 20, 1999 from Apple Suites, Inc. and Apple Suites Management, Inc. for the benefit of Promus Hotels, Inc. pertaining to the Richmond-West End hotel.

                  4.3 Fee and Leasehold Deed of Trust, Assignment of Leases and Rents and Security Agreement dated September 20, 1999 from Apple Suites REIT Limited Partnership and Apple Suites Services Limited Partnership for the benefit of Promus Hotels, Inc. pertaining to the Dallas-Addison hotel.

                  4.4 Fee and Leasehold Deed of Trust, Assignment of Leases and Rents and Security Agreement dated September 20, 1999 from Apple Suites REIT Limited Partnership and Apple Suites Services Limited Partnership for the benefit of Promus Hotels, Inc. pertaining to the Dallas-Irving/Las Colinas hotel.

                  4.5 Fee and Leasehold Deed of Trust, Assignment of Leases and Rents and Security Agreement dated September 20, 1999 from Apple Suites REIT Limited Partnership and Apple Suites Services Limited Partnership for the benefit of Promus Hotels, Inc. pertaining to the North Dallas-Plano hotel.

                  10.1 Indemnity dated September 20, 1999 from Apple Suites, Inc. to Promus Hotels, Inc. pertaining to the Richmond-West End hotel.

                  10.2 Indemnity dated September 20, 1999 from Apple Suites, Inc. to Promus Hotels, Inc. pertaining to the Dallas-Addison hotel.

                  10.3 Indemnity dated September 20, 1999 from Apple Suites, Inc. to Promus Hotels, Inc. pertaining to the Dallas-Irving/Las Colinas hotel.

                  10.4 Indemnity dated September 20, 1999 from Apple Suites, Inc. to Promus Hotels, Inc. pertaining to the to the North Dallas-Plano hotel.

                  10.5 Master Hotel Lease Agreement dated September 20, 1999 between Apple Suites, Inc. (as lessor) and Apple Suites Management, Inc. (as lessee).

                  10.6 Master Hotel Lease Agreement dated September 20, 1999 between Apple Suites REIT Limited Partnership (as lessor) and Apple Suites Services Limited Partnership (as lessee).

                  10.7 Homewood Suites License Agreement dated September 20, 1999 between Promus Hotels, Inc. and Apple Suites Management, Inc. pertaining to the Richmond-West
                           End hotel.

                  10.8 Homewood Suites License Agreement dated September 20, 1999 between Promus Hotels, Inc. and Apple Suites Services Limited Partnership pertaining to the Dallas-Addison hotel.



                                      (ii)

                  10.9 Homewood Suites License Agreement dated September 20, 1999 between Promus Hotels, Inc. and Apple Suites Services Limited Partnership pertaining to the Dallas-Irving/Las Colinas hotel.

                  10.10 Homewood Suites License Agreement dated September 20, 1999 between Promus Hotels, Inc. and Apple Suites Services Limited Partnership pertaining to the North Dallas-Plano hotel.

                  10.11 Management Agreement dated September 20, 1999 between Apple Suites Management, Inc. and Promus Hotels, Inc. pertaining to the Richmond-West End hotel.

                  10.12 Management Agreement dated September 20, 1999 between Apple Suites Services Limited Partnership and Promus Hotels, Inc. pertaining to the Dallas-Addison hotel.

                  10.13 Management Agreement dated September 20, 1999 between Apple Suites Services Limited Partnership and Promus Hotels, Inc. pertaining to the Dallas-Irving/Las Colinas hotel.

                  10.14 Management Agreement dated September 20, 1999 between Apple Suites Services Limited Partnership and Promus Hotels, Inc. pertaining to the North Dallas-Plano hotel.

                  10.15 Comfort Letter dated September 20, 1999 among Promus Hotels, Inc., Apple Suites, Inc. and Apple Suites Management, Inc. pertaining to the Richmond-West
                           End hotel.

                  10.16 Comfort Letter dated September 20, 1999 among Promus Hotels, Inc., Apple Suites REIT Limited Partnership and Apple Suites Services Limited Partnership pertaining to the Dallas-Addison hotel.

                  10.17 Comfort Letter dated September 20, 1999 among Promus Hotels, Inc., Apple Suites REIT Limited Partnership and Apple Suites Services Limited Partnership pertaining to the Dallas-Irving/Las Colinas hotel.

                  10.18 Comfort Letter dated September 20, 1999 among Promus Hotels, Inc., Apple Suites REIT Limited Partnership and Apple Suites Services Limited Partnership pertaining to the North Dallas-Plano hotel.

                  10.19 Promissory Note dated September 17, 1999 in the amount of $215,550 made payable by Apple Suites Management, Inc. and Apple Suites Services Limited Partnership to the order of Apple Suites, Inc.

                  10.20 Promissory Note dated September 17, 1999 in the amount of $47,800 made payable by Apple Suites Management, Inc. and Apple Suites Services Limited Partnership to the order of Apple Suites, Inc.

                  10.21    Articles of Incorporation of Apple Suites General,
                           Inc.

                  10.22    Bylaws of Apple Suites General, Inc.


                                     (iii)

                  10.23    Articles of Incorporation of Apple Suites LP, Inc.

                  10.24    Bylaws of Apple Suites LP, Inc.

                  10.25 Certificate of Limited Partnership of Apple Suites REIT Limited Partnership.

                  10.26 Agreement of Limited Partnership of Apple Suites REIT Limited Partnership.

                  24       Consent of Independent Auditors












                                      (iv)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

        We (Apple Suites, Inc.) have purchased, either directly or through our subsidiaries, five existing Homewood Suites(R) hotels. Homewood Suites(R) is a registered service mark of Promus Hotels, Inc. The five hotels were purchased from Promus Hotels, Inc. or its affiliates. The total purchase price for the five hotels was $45,300,000. We used proceeds from our offering of common shares to pay twenty-five percent of this total, or $11,325,000, at closing in cash. The balance of 75%, or $33,975,000, is being financed by Promus Hotels, Inc. as short-term or "bridge financing," as described below.

         We have paid a real estate commission of $906,000 to Apple Suites Realty Group, Inc., as our real estate broker. This amount equals two percent (2%) of the total purchase price for the hotels.

OVERVIEW OF HOTELS

         We have closed on our purchases of the following hotels:

Name and                                Total          Date of       Purchase          Financed
Location of Hotel                       Suites         Purchase      Price             Portion
-----------------                       ------         --------      -----             -------
Atlanta-Galleria/Cumberland               124          10/5/99       $  9,800,000      $ 7,350,000
Atlanta, Georgia

Dallas-Addison                            120          9/20/99       $  9,500,000      $ 7,125,000
Addison, Texas

Dallas-Irving/Las Colinas                 136          9/20/99       $ 11,200,000      $ 8,400,000
Irving, Texas

North Dallas-Plano                         99          9/20/99       $  5,400,000      $ 4,050,000
Plano, Texas

Richmond-West End                         123          9/20/99       $  9,400,000      $ 7,050,000
Glen Allen, Virginia

         We directly acquired the hotels in Atlanta, Georgia and Glen Allen, Virginia. Those two hotels have been leased to Apple Suites Management, Inc. under a master hotel lease agreement dated as of September 20, 1999. This agreement is among the material contracts described below.

         The three hotels in Texas were acquired by one of our subsidiaries, Apple Suites REIT Limited Partnership, a Virginia limited partnership, based on business and tax planning considerations. We have two wholly-owned subsidiaries that serve as the sole general partner and sole limited partner of this limited partnership. The sole general partner is Apple Suites General, Inc., a Virginia corporation. It holds a one percent partnership interest. The sole limited partner is Apple Suites LP, Inc., a Virginia corporation. It holds a ninety-nine percent partnership interest. Glade M. Knight is the sole director of these two corporate partners.

         Under a master hotel lease agreement dated as of September 20, 1999, the three hotels in Texas have been leased to Apple Suites Services Limited Partnership, a Virginia limited partnership. This limited partnership is a subsidiary of Apple Suites Management, Inc. Two direct wholly-owned subsidiaries of Apple Suites Management, Inc. serve as the sole general partner and sole limited partner of the limited partnership. The sole general partner is Apple Suites Services General, Inc., a Virginia corporation. It holds a one percent partnership interest. The sole limited partner is Apple Suites Services Limited, Inc., a Virginia corporation. It holds a ninety-nine percent partnership interest. Glade M. Knight is the sole director of these two corporate partners. The ownership and leasing structure is depicted in the chart below:





                                [Graphic Omitted]

HOTEL SUPPLIES AND FRANCHISE FEES

         We have provided the lessees of the hotels (Apple Suites Management, Inc. and Apple Suites Services Limited Partnership) with funds for the purchase of certain hotel supplies, such as sheets, towels and so forth. The lessees are obligated to repay us under two promissory notes made in the principal amounts of $47,800 (for the hotels in Texas and Virginia, as a group) and $12,400 (for the hotel in Atlanta). These promissory notes are substantially similar. Each promissory note provides for an annual interest rate of nine percent (9%), which would increase to twelve percent (12%) if a default occurs, and repayment in sixty-one (61) monthly installments. The first installment consists of interest only. The respective due dates for the first installment, subject to a five-day grace period, are October 1, 1999 and November 1, 1999. The remaining installments consist of principal and interest on an amortized basis. The final maturity dates are October 1, 2004 and November 1, 2004, respectively.

         We have also provided the lessees of the hotels with funds for the payment of hotel franchise fees to Promus Hotels, Inc. The lessees are obligated to repay us under two promissory notes made in the principal amounts of $215,550 (for the hotels in Texas and Virginia, as a group) and $55,800 (for the hotel in Atlanta). These promissory notes are substantially similar to the ones described above, except that these promissory notes provide for repayment in one hundred twenty-one (121) monthly installments and have final maturity dates of October 1, 2009 and November 1, 2009, respectively.

DESCRIPTION OF FINANCING

         As indicated above, Promus Hotels, Inc. is financing 75% of the purchase price of the five hotels. We have executed two promissory notes payable to Promus Hotels, Inc. to evidence our debt. To secure the debt, each hotel is subject to a mortgage created by a deed of trust. The deeds of trust are among the material contracts described below.

         The principal amounts of the two promissory notes are $26,625,000 (which represents the aggregate financing for the hotels in Texas and Virginia) and $7,350,000 (which represents the financing for the hotel in Atlanta). In other respects, the two promissory notes are substantially similar. The promissory notes provide for, among other things, the following:

         o monthly interest payments, based on an annual interest rate of eight and one-half percent (8.5%)

         o monthly principal payments, to the extent of the net equity proceeds from our offering of common shares

         o   our delivery of monthly notices to specify such net equity proceeds

         o our right to prepay the notes, in whole or in part, without premium or penalty

         o a late payment premium of four percent (4%) for any payment not made within 10 days of its due date

         o initial payment dates, subject to a 10-day grace period, of October 1, 1999 (for the $26,625,000 note) and November 1, 1999 (for the $7,350,000 note)

         o final maturity dates of October 1, 2000 (for the $26,625,000 note) and November 1, 2000 (for the $7,350,000 note)

         Revenue from the operation of the hotels will be used to pay interest. As indicated above, the "net equity proceeds" from our offering of common shares will be used to pay principal. The phrase "net equity proceeds" means the total proceeds from our offering of common shares, as reduced by selling commissions, a marketing expense allowance, closing costs, various fees and charges (legal, accounting, etc.), a working capital reserve and a reserve for renovations, repairs and replacements of capital improvements.

         We expect to make monthly payments of principal. There can be no assurance, however, that the net equity proceeds from our offering of common shares will be sufficient to pay the principal under the promissory notes on or before the required due dates. If no payments of principal are made prior to the maturity of the promissory notes, a principal payment of $33,975,000 would be due at maturity, together with a monthly interest payment of $240,656.25. In the event of default under the promissory notes, various remedies are available to Promus Hotels, Inc. under the deeds of trust, as described below.

         We consider the financing from Promus Hotels, Inc. to be "bridge financing" because of its short-term nature (i.e., one year). Thus, despite the temporary use of bridge financing, over the long-term we will seek to hold our properties on an all-cash basis, as indicated in the prospectus.

LICENSING AND MANAGEMENT

         We expect that all five of the hotels will continue to operate as Homewood Suites(R) franchises, which are licensed by Promus Hotels, Inc. To help achieve that result, Promus Hotels, Inc. has executed separate license agreements, dated as of September 20, 1999 with the respect to the hotels in Texas and Virginia, and dated as of October 5, 1999 with respect to the hotel in Atlanta. Promus Hotels, Inc. is managing each of the five hotels under management agreements dated as of September 20, 1999 with respect to the hotels in Texas and Virginia, and dated as of October 5, 1999 with respect to the hotel in Atlanta. These license and management agreements are among the material contracts described below.

POTENTIAL ECONOMIC RISK AND BENEFIT TO GLADE M. KNIGHT

         Because we are prohibited under federal tax laws from directly operating our extended-stay hotels, we have entered into leases for the five hotels we have purchased. The hotels are leased to Apple Suites Management, Inc. or its indirectly wholly-owned subsidiary, Apple Suites Services Limited Partnership. Our president and chief executive officer, Glade M. Knight, is the sole shareholder of Apple Suites Management, Inc. and, as a result, the indirect owner of Apple Suites Services Limited Partnership.

         The master hotel lease agreements have been structured to minimize, to the extent possible, the economic benefit to Apple Suites Management, Inc. and to maximize the rental income we receive from the hotels. However, revenues from operating the hotels may exceed payment obligations of the lessees under the master hotel lease agreements and the license and management agreements. To the extent that Apple Suites Management, Inc. has any remaining income after those payment obligations are met, it will realize an economic benefit. Because this potential economic benefit depends, in part, on future hotel revenues, the extent of this potential economic benefit cannot be determined at this time.

         Apple Suites Management, Inc. has agreed that it will retain its net income, if any, rather than distribute such income to Glade M. Knight. This agreement will remain in effect for the duration of the master hotel lease agreements, to help ensure that Apple Suites Management will be able to make its rent payments.

         If the cash flow from the operations of the hotels and the retained earnings of Apple Suites Management, Inc. are insufficient to make the rental payments due under the master lease agreements, Apple Suites Management, Inc. can receive additional funding from two funding commitments in the aggregate amount of $2 million. The funding commitments have been made by Glade M. Knight and Apple Suites Realty Group, Inc., which is wholly-owned by Mr. Knight. These funding commitments are payable on demand by Apple Suites Management, Inc. Under each funding commitment, Apple Suites Management, Inc. can make one or more demands for funding, subject to the following: (1) the aggregate payments under the funding commitments shall not exceed $2 million; (2) the demands for payment shall be limited, in amount and frequency, to those demands that are reasonably necessary to satisfy any capitalization or net worth requirements of Apple Suites Management, Inc., or payment obligations under the master hotel lease agreements. Apple Suites Management, Inc. is not required to repay the funds it receives under the funding commitments.


                          SUMMARY OF MATERIAL CONTRACTS

                                 DEEDS OF TRUST

         Each hotel is encumbered by a mortgage on its real property, and a security interest in its personal property, together with an assignment of hotel rents and revenues, all in favor of Promus Hotels, Inc. These encumbrances secure the payment of principal and interest under the promissory notes we have made to Promus Hotels, Inc.

         These encumbrances are created by five separate deeds of trust. For the four hotels in Texas and Virginia, these deeds of trust are each named a "Fee and Leasehold Deed of Trust, Assignment of Leases and Rents and Security Agreement." For the hotel in Atlanta, the deed of trust is named a "Fee and Leasehold Deed to Secure Debt, Assignment of Leases and Rents and Security Agreement."

         We are subject to various requirements under the deeds of trust. For instance, we must maintain adequate insurance on the hotels and we must not grant any further assignments of rents or leases with respect to the hotels.

         Each deed of trust defines certain events of default. For each deed of trust, those events include, among others, any default under the promissory notes, any default under any other deed of trust and any sale of the secured property without the prior consent of Promus Hotels, Inc. Upon any event of default, various remedies are available to Promus Hotels, Inc. Those remedies include, for example (1) declaring the entire principal balance under the promissory notes, and all accrued and unpaid interest, to be due and payable immediately; (2) taking possession of the secured property, including the hotels; and (3) collecting hotel rents and revenues, or foreclosing on the hotels, to satisfy unpaid amounts under the promissory notes. Each deed of trust requires us to pay any costs that may be incurred in exercising such remedies.

         In addition, our hotels in Texas and Virginia are each subject to a second mortgage and security interest, under terms and conditions that are substantially similar to the ones described above. These additional encumbrances provide further security for the payment of principal and interest under our promissory note to Promus Hotels, Inc. with respect to the hotel in Atlanta.

                            ENVIRONMENTAL INDEMNITIES

         Each hotel is subject to a separate indemnity. The indemnities protect Promus Hotels, Inc. in the event that we undertake any corrective work to remove or eliminate hazardous materials from the hotel properties. Hazardous materials are defined in the indemnities to include, for example, asbestos and other toxic materials. We are not aware of any hazardous materials at the hotel properties, but there can be no assurance that such materials are not present.

         Under the indemnities, we have agreed to indemnify and protect Promus Hotels, Inc. from any losses that it may incur because of (1) the nonperformance or delayed performance and completion of corrective work; or (2) the enforcement of the indemnities. Our indemnities with respect to the hotels in Texas and Virginia generally will terminate upon payment in full under the promissory note we have made to Promus Hotels, Inc. in the principal amount of $26,625,000. Our indemnity with respect to the hotel in Atlanta generally will terminate upon payment in full under the promissory note we have made to Promus Hotels, Inc. in the principal amount of $7,350,000. However, in each case, our indemnities will continue with respect to those litigation or administrative claims, if any, that involve indemnified losses and that are pending at the date of full payment. In addition, for a period of 4 years after the date of such full payment, we will be obligated to pay any enforcement costs for subsequent litigation or administrative claims.

                          MASTER HOTEL LEASE AGREEMENTS

         We have leased our hotels in Atlanta, Georgia and Richmond, Virginia to Apple Suites Management, Inc. under a master hotel lease agreement dated as of September 20, 1999. We have leased our hotels in Texas to Apple Suites Services Limited Partnership, a subsidiary of Apple Suites Management, Inc., under another master hotel lease agreement dated as of September 20, 1999. These two master hotel lease agreements are substantially similar. To simplify the following discussion, the term "Apple Suites Management" will mean the lessee, whether it is Apple Suites Management, Inc. or Apple Suites Services Limited Partnership.

         The master hotel lease agreements have an initial term of ten years and an optional five-year extension, provided that Apple Suites Management is not in default either at the time of the exercise of the option or at the end of the original term of the lease. The first five-year extension would be upon the same terms, conditions and rentals as in the initial term. Apple Suites

Management has the option to extend the lease for an additional five years following the end of the first five-year extension, provided it is not in default either at the time of the exercise of the option or at the end of the original term of the first five-year extension. If this second option is exercised, we and Apple Suites Management must negotiate in good faith to adjust the rental payments for the additional five-year term to a market rate for similar hotel properties at that time. If no agreement can be reached on rental terms for this second five-year extension, a panel of three persons who have generally recognized expertise in evaluating hotel REIT leases and who are not affiliates of us or Apple Suites Management will determine such rental terms.

         We may terminate the master hotel leases if (1) we sell the hotels to a third party; (2) there is a change of control of Apple Suites Management; or (3) the Internal Revenue Code is amended to permit us to operate the hotels directly or otherwise render the use of a lease by a hotel REIT obsolete. If we terminate the master hotel lease we must compensate Apple Suites Management by either paying the fair market value of the lease as of such termination, or offering to lease one or more substitute hotel facilities.

         Each master hotel lease agreement provides that Apple Suites Management will pay us a base rent, percentage rent and certain additional charges. Base rent is payable in advance in equal monthly installments. In addition, for each calendar quarter during the term of the leases, Apple Suites Management will pay percentage rent based on a percentage of gross revenues (less sales and room taxes), referred to as "suite revenue," derived in connection with the rental of suites at the hotels. The percentage rent is equal to (a) 17% of all year-to-date suite revenue, up to the applicable quarterly suite revenue breakpoint (as shown below); plus (b) 55% of the year-to-date suite revenue in excess of the applicable quarterly suite revenue breakpoint, less both base rents and the percentage rent paid year to date. The base rent and the percentage rent will be adjusted each year beginning on January 1, 2001, based on the most recently published Consumer Price Index. The base rents and quarterly suite revenue breakpoints for each of the five hotels over the next ten years are describe in the following table:

                  Name of Hotel                     Base Rent
                  -------------                     ---------

                  Atlanta-Galleria/Cumberland       $661,320

                  Dallas-Addison                    $638,220

                  Dallas-Irving/Las Colinas         $824,340

                  North Dallas-Plano                $501,930

                  Richmond-West End                 $674,190

                       QUARTERLY SUITE REVENUE BREAKPOINTS



                HOMEWOOD SUITES(R) ATLANTA - GALLERIA/CUMBERLAND
                                ATLANTA, GEORGIA

---------------- ---------------- --------------- ------------- ---------------
  QUARTERS            1999             2000           2001           2002
  --------            ----             ----           ----           ----

1st Quarter         $285,570         $265,530       $270,540       $275,550

2nd Quarter         $571,140         $531,060       $541,080       $551,100

3rd Quarter         $856,710         $796,590       $811,620       $826,650

4th Quarter        $1,142,280       $1,062,120     $1,082,160     $1,102,200

---------------- ---------------- --------------- ------------- ---------------




---------------- ------------ ------------- -------------- ------------- ----------- ------------
  QUARTERS           2003        2004           2005           2006          2007        2008
  --------           ----        ----           ----           ----          ----        ----
1st Quarter        $280,560    $285,570       $290,580       $295,590      $300,600    $305,610

2nd Quarter        $561,120    $571,140       $581,160       $591,180      $601,200    $611,220

3rd Quarter        $841,680    $856,710       $871,740       $886,770      $901,800    $916,830

4th Quarter       $1,122,240  $1,142,280     $1,162,320     $1,182,360    $1,202,400  $1,222,440

---------------- ----------- -------------- -------------- ------------- ----------- ------------



                       HOMEWOOD SUITES(R) DALLAS - ADDISON
                                 ADDISON, TEXAS

------------------- -------------- -------------- --------------- --------------
  QUARTERS              1999           2000            2001            2002
  --------              ----           ----            ----            ----

1st Quarter           $275,595       $256,255        $261,090        $265,925

2nd Quarter           $551,190       $512,510        $522,180        $531,850

3rd Quarter           $826,785       $768,765        $783,270        $797,775

4th Quarter          $1,102,380     $1,025,020      $1,044,360      $1,063,700

------------------- -------------- -------------- --------------- --------------




---------------- ------------- ------------- -------------- ------------- ----------- -----------
  QUARTERS           2003          2004          2005           2006          2007        2008
  --------           ----          ----          ----           ----          ----        ----
1st Quarter        $270,760      $275,595      $280,430       $285,265      $290,100    $294,935

2nd Quarter        $541,520      $551,190      $560,860       $570,530      $580,200    $589,870

3rd Quarter        $812,280      $826,785      $841,290       $855,795      $870,300    $884,805

4th Quarter       $1,083,040    $1,102,380    $1,121,720     $1,141,060    $1,160,400  $1,179,740

---------------- ------------- ------------- -------------- ------------- ----------- -----------

                 HOMEWOOD SUITES(R) DALLAS - IRVING/LAS COLINAS
                                  IRVING, TEXAS

------------------- -------------- -------------- --------------- --------------
  QUARTERS              1999           2000            2001            2002
  --------              ----           ----            ----            ----

1st Quarter           $355,965       $330,985        $337,230        $343,475

2nd Quarter           $711,930       $661,970        $674,460        $686,950

3rd Quarter          $1,067,895      $992,955       $1,011,690      $1,030,425

4th Quarter          $1,423,860     $1,323,940      $1,348,920      $1,373,900

------------------- -------------- -------------- --------------- --------------




---------------- ----------- ------------- -------------- ------------- -------------------------
  QUARTERS          2003          2004          2005           2006          2007        2008
  --------          ----          ----          ----           ----          ----        ----
1st Quarter       $349,720      $355,965      $362,210       $368,455      $374,700    $380,945

2nd Quarter       $699,440      $711,930      $724,420       $736,910      $749,400    $761,890

3rd Quarter      $1,049,160    $1,067,895    $1,086,630     $1,105,365    $1,124,100  $1,142,835

4th Quarter      $1,398,880    $1,423,860    $1,448,840     $1,473,820    $1,498,800  $1,523,780

---------------- ----------- ------------- -------------- ------------- -------------------------




                     HOMEWOOD SUITES(R) NORTH DALLAS - PLANO
                                  PLANO, TEXAS



------------------- -------------- -------------- --------------- --------------
  QUARTERS              1999           2000            2001            2002
  --------              ----           ----            ----            ----

1st Quarter           $216,742       $201,533        $205,335        $209,138

2nd Quarter           $433,485       $403,065        $410,670        $418,275

3rd Quarter           $650,228       $604,598        $616,005        $627,413

4th Quarter           $866,970       $806,130        $821,340        $836,550

------------------- -------------- -------------- --------------- --------------




---------------- ------------ ------------- -------------- ------------- ------------- ----------
  QUARTERS          2003          2004          2005           2006          2007          2008
  --------          ----          ----          ----           ----          ----          ----

1st Quarter       $212,940      $216,742      $220,545       $224,348      $228,150      $231,953

2nd Quarter       $425,880      $433,485      $441,090       $448,695      $456,300      $463,905

3rd Quarter       $638,820      $650,228      $661,635       $673,043      $684,450      $695,858

4th Quarter       $851,760      $866,970      $882,180       $897,390      $912,600      $927,810

---------------- ------------ ------------- -------------- ------------- ------------- ----------

                     HOMEWOOD SUITES(R) RICHMOND - WEST END
                              GLEN ALLEN, VIRGINIA

------------------- ---------------- --------------- ------------- -------------
  QUARTERS               1999             2000           2001           2002
  --------               ----             ----           ----           ----

1st Quarter            $291,128         $270,698       $275,805       $280,913

2nd Quarter            $582,255         $541,395       $551,610       $561,825

3rd Quarter            $873,383         $812,093       $872,415       $842,738

4th Quarter           $1,164,510       $1,082,790     $1,103,220     $1,123,650

------------------- ---------------- --------------- ------------- -------------




--------------- --------------- -------------- -------------- ------------- ------------- ---------
  QUARTERS            2003          2004           2005           2006          2007        2008
  --------            ----          ----           ----           ----          ----        ----
1st Quarter         $286,020      $291,128       $296,235       $301,343      $306,450    $311,558

2nd Quarter         $572,040      $582,255       $592,470       $602,685      $612,900    $623,115

3rd Quarter         $858,060      $873,383       $888,705       $904,028      $919,350    $934,673

4th Quarter        $1,144,080    $1,164,510     $1,184,940     $1,205,370    $1,225,800  $1,246,230

--------------- --------------- -------------- -------------- ------------- ------------ ----------

         Under the master hotel lease agreements, Apple Suites Management is responsible for paying all taxes, other than real estate and personal property taxes, imposed with respect to the hotels or any business conducted by it at the hotels. In addition, Apple Suites Management is responsible for obtaining and maintaining utility services to the hotels and paying all charges for electricity, gas, oil, water, sewer and other utilities used in the hotels during the term of the master hotel lease. Apple Suites Management is also responsible for paying all premiums for personal property insurance, comprehensive general liability insurance, worker's compensation insurance, vehicle liability insurance, hazard insurance and any other insurance that we may reasonably request for the hotels and their operations. We are required to maintain building insurance (including earthquake and flood insurance), insurance for loss or damage to the steam boilers and similar apparatus and loss of income insurance.

         Pursuant to the master hotel lease agreements, Apple Suites Management is required to maintain the hotels in good order and repair (except for ordinary wear and tear). However, we are required to maintain any underground utilities and the structural elements of the hotels (including the exterior walls and roof). In addition, pursuant to the license agreements and management agreements (as described below), we are required to maintain, and to upgrade, the hotels under the standards specified under those agreements in order to operate the hotels as Homewood Suites(R) hotels. We are also obligated to pay for a reserve for periodic repair, replacement or refurbishing of furniture, fixtures and equipment. Our payments must equal up to 5% of our gross revenues (less sales and room taxes) from the rental of suites at the hotels.

                            HOTEL LICENSE AGREEMENTS

         Each hotel is licensed to operate as a Homewood Suites(R) hotel under a separate Homewood Suites(R) "License Agreement." The license agreements are substantially similar. Under each license agreement, the licensor is Promus Hotels, Inc. and the licensee is the lessee of the hotel. To simplify the following discussion, the term "Apple Suites Management" will mean the licensee/lessee, whether it is Apple Suites Management, Inc. or its indirect wholly-owned subsidiary, Apple Suites Services Limited Partnership.

         Under the license agreements, Promus Hotels, Inc. grants Apple Suites Management the right to operate the hotel using the Homewood Suites(R) "System." The "System" includes the service mark "Homewood Suites(R)" and other associated service marks and similar property rights, access to a reservation system, distribution of advertising, access to a "Standards Manual," and access to other training, information, programs and policies comprising the Homewood Suites(R) hotel business.

         In exchange for the license to use the Homewood Suites(R) System, Apple Suites Management agrees to numerous requirements and restrictions applicable to its operation of the hotel. Apple Suites Management is also required to pay royalties and other fees, also described below.

         Apple Suites Management will be subject to various operational requirements pursuant to the license agreements and a "Standards Manual." The Standards Manual may be changed at any time by Promus Hotels, Inc. As described below, Promus Hotels, Inc. will act as the manager of the hotels under separate management agreements. As a practical matter, many of the requirements in the license agreements and Standards Manual will be the responsibility of Promus Hotels, Inc. However, certain requirements will remain the practical responsibility of Apple Suites Management. Furthermore, the failure of Promus Hotels, Inc. to comply with the management agreements will not, of itself, relieve Apple Suites Management from the obligations imposed upon it under the license agreements. In such event, Apple Suites Management's only remedy may be to seek damages for breach of the management agreements.

         The hotels must be operated 24 hours a day in strict compliance with detailed policies, procedures and requirements established by Promus Hotels, Inc. These requirements cover matters such as the types of services and products that may be offered at the hotel, the style and type of signage, the appearance and condition of the hotel, the use of the reservations system for guests, adherence to a 100% Satisfaction Guarantee rule of operation, required insurance coverage and other requirements. The requirements are designed to insure that each hotel meets uniform guidelines for all Homewood Suites(R) Hotels, wherever located.

         Under the license agreements, Apple Suites Management is granted the right to use the Homewood Suites(R) System only during the term of the license agreements, and it obtains no other ownership interest in or rights to such System. The term of each license agreement is 20 years, but the agreement is subject to early termination for various reasons, including default by Apple Suites Management or its seeking of bankruptcy protection. If a license agreement is terminated for any reason, the hotel must immediately cease to identify itself as a Homewood Suites(R) Hotel.

         Apple Suites Management is required to pay to Promus Hotels, Inc. the following monthly amounts: (1) A royalty fee equal to 4% of the gross suites revenues (less sales and room taxes) received from rental of suites at the hotel; (2) a marketing contribution equal to 4% of gross suites revenues; (3) any amounts due Promus Hotels, Inc. for goods or services provided by Promus Hotels, Inc. to Apple Suites Management; and (4) the amount of sales, gross receipts or similar taxes imposed on Promus Hotels, Inc. as a result of the payments described in clauses (1), (2), and (3) of this sentence.

         Apple Suites Management is required to prepare and deliver to Promus Hotels, Inc. daily, monthly and other reports which, among other things, certify gross revenues from operation of the hotel. The 4% marketing contribution is subject to change by Promus Hotels, Inc. from time to time. Furthermore, there is no assurance that the marketing contribution from a hotel will be used to fund advertising or marketing with respect to the hotel actually making the contribution.

         Under the license agreements, Promus Hotels, Inc. may from time to time require Apple Suites Management to upgrade hotel facilities to meet the then current standards specified in the Standards Manual. We expect to pay the costs of any such required upgrades from the proceeds of our ongoing offering of common shares, although there can be no assurance that such proceeds will be sufficient for this purpose.

                           HOTEL MANAGEMENT AGREEMENTS

         Apple Suites Management, Inc. has agreed to have Promus Hotels, Inc. manage our hotel in Richmond, Virginia, under a management agreement dated as of September 20, 1999, and our hotel in Atlanta, under a separate management agreement dated as of October 5, 1999. Apple Suites Services Limited Partnership, a subsidiary of Apple Suites Management, Inc., has agreed to have Promus Hotels, Inc. manage our three hotels in Texas under separate management agreements dated as of September 20, 1999. The management agreements are substantially similar. To simplify the following discussion, the term "Apple Suites Management" will mean the lessee of the hotel, whether it is Apple Suites Management, Inc. or Apple Suites Services Limited Partnership.

         Under the management agreements, Promus Hotels, Inc. will direct the operation of the hotels in conformity with the management agreements described herein and the hotel license agreements described above. Promus Hotels, Inc. will be responsible for directing the day-to-day activities of the hotels and establishing policies and procedures relating to the management and operation of the hotels.

         As part of its responsibilities for directing the day-to-day activities of the hotels, Promus Hotels, Inc. will hire, supervise and determine the compensation and terms of employment of all hotel personnel. Promus Hotels, Inc. also will determine the terms for admittance, room rates and all use of hotel rooms. Promus Hotels, Inc. will select and purchase all operating equipment and supplies for the hotels. Promus Hotels, Inc. will be responsible for (1) advertising and promoting the hotels in coordination with the requirements of the license agreements described above; and (2) obtaining and maintaining any permits and licenses required to operate the hotels.

         Each year Promus Hotels, Inc. will submit a proposed operating budget for each hotel to Apple Suites Management for its approval. Each budget will include a business plan describing the business objectives and strategies for each hotel for the period covered by the budget. In addition, Promus Hotels, Inc. will submit a recommended capital budget to Apple Suites Management for its approval. The capital budget will apply to furnishings, equipment and ordinary hotel capital replacements needed to operate the hotels in accordance with the hotel license agreements. At a minimum, each year's budget for capital improvements will provide for capital expenditures that are required to meet the minimum standards of the hotel license agreement, subject to the following limits: (1) three percent (3%) of adjusted gross revenues for the first full year after the commencement of the management agreement; (2) four percent (4%) of adjusted gross revenues for the second full year after the commencement of the management agreement; and (3) five percent (5%) of adjusted gross revenues for each year thereafter.

         In exchange for performing the services described above, Promus Hotels, Inc. will receive a management fee, payable monthly. The management fee will be equal to 4% of adjusted gross revenues. Adjusted gross revenues are defined generally as all revenues derived from the hotels, as reduced by (1) refunds;
(2) sales and other similar taxes; (3) proceeds from the sale or other disposition of the hotels, furnishings and other capital assets; (4) fire and extended coverage insurance proceeds; (5) credits or refunds made to customers;

(6) condemnation awards; (7) proceeds of financing or refinancing of the hotels;
(8) interest on bank accounts; and (9) gratuities or service charges added to a customer's bill.

         Prior to the second anniversary of the management agreement, a portion of the management fee equal to 1% of adjusted gross revenues will be subordinated to payment of a basic return to Apple Suites Management. The basic return is generally equal to 11% of the purchase price for each hotel (and related acquisition costs).

         Each management agreement has a 15-year term. However, Apple Suites Management may terminate the agreement after its tenth anniversary. If it does so Promus Hotels, Inc. will be entitled to a termination fee. The termination fee if Apple Suites Management terminates the management agreement after the tenth anniversary is based on a formula generally equal to the aggregate management fees earned during the preceding 24 months divided by two. In addition, if the hotel license agreement with respect to a particular hotel is terminated, Promus Hotels, Inc. may terminate the corresponding management agreement. If Promus Hotels, Inc. terminates the management agreement it will be entitled to a termination fee equal to (1) $733,000 if the termination occurs within two years of the effective date of the management agreement; or (2) an amount based on a formula that takes into account the management fees earned over the preceding 24 month period.

         Beginning in the first full calendar year of operations, Apple Suites Management may terminate a management agreement if Promus Hotels, Inc. fails to achieve, in any two consecutive calendar years, a gross operating profit which is at least equal to 85% of the annual budgeted gross operating profit. Promas Hotels, Inc. can avoid termination by making a cash payment to Apple Suites Management that equals the shortfall for the second such year (with the shortfall being the difference between the gross operating profits achieved and 85% of the budgeted gross operating profit for the second such year). Generally, gross operating profit is defined as the amount by which adjusted gross revenues exceed operating costs.

                                 COMFORT LETTERS

         In the master hotel lease agreements, the use of a separate "lessee" (Apple Suites Management, Inc. or Apple Suites Services Limited Partnership, depending upon the state in which the hotel is located) is based upon certain technical tax considerations applicable to real estate investment trusts. In an effort to minimize operational complexities or problems that may arise from the lease structure or from the fact that the lessee, rather than Apple Suites, Inc., is the party to the license agreements and management agreements, we have entered into a "Comfort Letter" with Promus Hotels, Inc. with respect to each hotel. The comfort letters grant us certain rights if problems arise under the license agreements or leases, or if the lease structure is no longer necessary for tax purposes. The chief provisions of the comfort letters are described below.

         First, as long as we are the owner of the hotel and a given license agreement is in effect, Promus Hotels, Inc. has agreed to notify us of any breach of any license agreement or management agreement by the lessee. We will have 10 days to cure any monetary default and 30 days to cure any non-monetary default. There is no opportunity to cure defaults not capable of being cured (such as bankruptcy of the lessee or a transfer in violation of the license agreement), but in such situation, a default would occur under the lease and we would be able to terminate the lease.

         Second, if there is a default under the lease and we elect to terminate the lease, we have the right, which may be exercised within 90 days after giving notice of termination to Promus Hotels, Inc., to enter into a new lease agreement with a successor lessee. In general, any such successor lessee must be majority owned and controlled by us or our affiliates (which includes our directors and executive officers) and must be a person or entity that has adequate financial resources to perform under the lease, is not the franchisor or operator of a competing chain of hotels, and enjoys a favorable reputation for integrity. If we enter into a new lease, the successor lessee will have a right to enter into a new license agreement and new management agreement with Promus Hotels, Inc. for the balance of the original terms of those agreements. However, if we are unable to provide a qualified successor lessee within such 90-day period, the license agreement may be terminated at the option of Promus Hotels, Inc. and we will be obligated to pay liquidated damages to Promus
Hotels, Inc. In general, liquidated damages are an amount equal to the total fees payable under the license agreement for the three years prior to termination. If the hotel has been open for less than three years, the amount is equal to the greater of: (1) 36 times the monthly average of fees payable for the period during which the hotel has been open; or (2) 36 times the amount payable for the last full month of operation prior to termination. If the hotel is open but has not been in operation for a full month, liquidated damages equal $3,000 per suite in the hotel. Other liquidated damage provisions apply in the case of termination of the license agreement before commencement of construction of the hotel or if construction is complete but the hotel is not yet opened.

         Third, the comfort letters provide that if the income tax rules applicable to real estate investment trusts are amended to permit us to operate the hotel directly, we may give notice of such tax change to Promus Hotels, Inc. and of our election to terminate the lease. We then have the right to enter into a new license agreement and a new management agreement for a term equal to the balance of the original terms of such agreements.


                            DESCRIPTION OF PROPERTIES

         All five of the hotels are extended-stay hotels, and are part of the Homewood Suites(R) franchise. We believe that the majority of the guests at the hotels during the past 12 months have been business travelers. We expect that this pattern will continue.

         Each suite at the Homewood Suites(R) hotels consist of a bedroom and a living room, with an adjacent kitchen area. The basic suite is known as a "Homewood Suite," which generally has one double or king-size bed. Larger suites, known as "Master Suites" or "Extended Double Suites" are also available. These suites have larger rooms, with either one king-size bed or two smaller beds. The largest suites contain two separate bedrooms. Wheelchair-accessible suites are available at each hotel.

         The suites have many features and amenities in common. Most suites have ceiling fans and two color televisions (one in the bedroom and one in the living room). Some suites have fireplaces. Typical living room furniture includes a sofa (often a fold-out sleeper sofa), coffee table and work/dining table with chairs. Some livings rooms contain a recliner and a videocassette player. The kitchens vary, but generally have a microwave, refrigerator, dishwasher, coffee maker and stove, together with basic cookware and utensils.

         The hotels are marketed, in part, through the Homewood Suites(R) web site (http://www.homewood-suites.com), which is generally available 24 hours a day, seven days a week, around the world. Reservations may be made directly through the web site. The reservation system and the web site are linked to, and cross-marketed with, the reservation systems and web sites for other hotel franchises that are owned and operated by Promus Hotels, Inc. Those other hotels franchises include Hampton Inns(R), Doubletree Hotels(R) and Embassy Suites(R). Such cross-marketing may affect occupancy at the Homewood Suites(R) properties by directing travelers toward, or away from, Homewood Suites(R).

         All five of the hotels were actively conducting business at the time of their acquisition. We believe that the acquisitions were conducted without materially disrupting any of the daily activities at the hotels. During the past 12 months, each hotel has been covered with property and liability insurance, and we have arranged to continue such coverage. We believe the hotels are adequately covered by insurance. More specific property descriptions for each hotel appear below.

                          ATLANTA - GALLERIA/CUMBERLAND
                                ATLANTA, GEORGIA

         The Homewood  Suites(R) Atlanta -  Galleria/Cumberland  is located on a
3.7 acre site in Atlanta, Georgia. Its address is 3200 Cobb Parkway, Atlanta, Georgia 30339. The hotel is located within approximately 17 miles of downtown Atlanta and 35 miles of the Hartsfield Atlanta International Airport.

         The hotel opened in July 1990. It has wood frame construction, with an exterior of brick veneer and wood siding. The hotel consists of four buildings, each with two or three stories. The hotel contains 124 suites, which have a combined area of 85,600 square feet. The following types of suites are available:

         Type of  Suite           Number Available      Square Feet Per Suite
         --------------           ----------------      ---------------------

         Master Suite                   96                      700
         Homewood Suite                 24                      600
         Two-Bedroom Suite               4                    1,000

         The hotel offers a 40-seat breakfast/lounge area, a meeting room that accommodates 15 to 20 people, and a business center that offers guests the use of a personal computer, a photocopier and an electric typewriter. Recreational facilities include an outdoor pool, a whirlpool and an exercise room. The hotel also contains a guest convenience store and laundry. The hotel has its own parking lot with 150 spaces. The hotel provides complimentary shuttle service within a five mile radius.

         We believe that the hotel has been generally well maintained and is generally in very good condition. Over the next 12 months, we plan to spend approximately $397,000 on renovations or improvements. We expect that the principal renovations and improvements will involve exterior painting, carpet replacement and furniture acquisitions (sofas, recliners and televisions). We expect to pay for the costs of these renovations and improvements with proceeds from our ongoing offering of common shares.

         During 1999, the average stay at the hotel has been approximately 3.5 nights, and approximately 66% of the guests have stayed for five nights or more. Occupancy at the hotel is not seasonal. The following table shows average daily occupancy rates, expressed as a percentage, for each of the last five years:

                     Average Daily Occupancy Rate (calendar year)

         1995          1996         1997         1998        1999 (through July)
         ----          ----         ----         ----       -------------------

         76.7%         71.7%        77.2%        77.4%             80.8%

         For January 1, 1999 through September 21, 1999, the average daily rate per suite was $90.83, and the average daily net revenue per suite was $70.86. As explained above, revenue from the hotel's operations will be used to pay interest due under the promissory notes payable to Promus Hotels, Inc. We expect to make monthly payments of principal to reduce the accrual of interest. There can be no assurance, however, the proceeds of the offering will be sufficient to permit such payments of principal. Assuming that no principal payments are made until the maturity of the promissory notes, and that the hotel continues to have the level of net revenue specified above, approximately 19.48% of the hotel's revenue would be needed to cover its portion of the interest payments.

         The hotel's current rate structure is based on length of stay and type of suite, as summarized below:

     Length of Stay
   (number of nights)           Homewood              Master         Two Bedroom
   ------------------           --------              ------         -----------

     1 to   4                     $119                 $129              $179
     5 to  11                      109                  119               169
     12 to 29                       92                   99               159
     30 or more                     79                   89               149

         The hotel offers a weekend discount. This discount varies by type of suite and generally reduces the basic rate by 25 to 33%. The weekend discount is not available to guests who stay for five nights or more. The hotel also offers discounts to guests who stay under certain corporate accounts. These discounts are often negotiated with the corporate customer and vary from account to account. During the past 12 months, we estimate that approximately 80% of the hotel's guests received a corporate discount.

         The chief corporate accounts (as designated in the hotel's records) include Sprint, SITA Group, JD Edwards, Worldspan and Boeing. From January 1, 1999 through July 26, 1999, the ten biggest corporate accounts were responsible for over 65% of the hotel's occupancy. There can be no assurance, however, that the hotel will continue to receive significant occupancy, or any occupancy, from the corporate accounts identified above. In particular, one of the largest corporate accounts during 1999 was with Boeing, which is scheduled to eliminate its operations in Atlanta during 2000.

         The average effective annual rental per square foot for each of the last five years is shown in the table below:

                                                       1999
       1995       1996       1997       1998       (annualized)
       ----       ----       ----       ----       ------------

      $34.44     $34.16     $36.45     $36.57        $37.66


         The depreciable real property component of the hotel has a currently estimated Federal tax basis of $5,355,919 and will be depreciated over a life of
27.5 years using the straight-line method. The basis of the personal property component of the hotel will be depreciated in accordance with the modified accelerated cost recovery system of the Internal Revenue Code.

         The following table sets forth the 1999 real estate tax information for the hotel:

         Tax                 Assessed       Taxable           Tax       Amount
         Jurisdiction        Value          Portion (40%)     Rate      of Tax
         ------------        --------       -------------     ----      ------

         Cobb County         $5,217,693      $2,087,077      0.03427  $71,524.14

         We estimate that the annual property tax on the expected improvements will be approximately $5,000 or less.

         At least seven competing hotels are located within three miles of the hotel. (The names of the competing franchises, as listed below, may be registered as service marks or trade names.) Three of the competing hotels are newer than the hotel. The newer competing hotels have franchises with Homestead Village, Sheraton Suites and Summer Suites. The other competing hotels have franchises with Courtyard by Marriott, Embassy Suites, Hawthorne Suites and Residence Inn. We believe that the rates charged by the hotel are generally competitive with the rates charged by these other hotels. We are aware of one proposed construction project to build an extended-stay hotel within approximately one mile of the hotel. We expect this hotel to be franchised with Hampton Inn Suites.

                                DALLAS - ADDISON
                                 ADDISON, TEXAS

         The Homewood Suites(R) Dallas - Addison is located on a 3.34 acre site in Addison, Texas. Its address is 4451 Beltline Road, Addison, Texas 75244. The hotel is located within approximately 15 miles of downtown Dallas and 25 miles of the Dallas/Fort Worth International Airport.

         The hotel opened in July 1990. It has wood frame construction, with an exterior of brick veneer and stucco. The hotel consists of four buildings, each with two or three stories. The hotel contains 120 suites, which have a combined area of 61,440 square feet. The following types of suites are available:

         Type of  Suite            Number Available        Square Feet/per Suite
         --------------            ----------------        ---------------------

         Master Suite                    24                         590
         Homewood Suite                  88                         460
         Two-Bedroom Suite                8                         850

         The hotel offers a 40-seat breakfast/lounge area, a meeting room that accommodates 25 to 30 people, and a business center that offers guests the use of a personal computer, a photocopier and an electric typewriter. Recreational facilities include an outdoor pool, a whirlpool and an exercise room. The hotel also contains a guest convenience store and laundry. The hotel has its own parking lot with 136 spaces. The hotel provides complimentary shuttle service within a 3 mile radius.

         We believe that the hotel has been generally well maintained and is generally in very good condition. Over the next 12 months, we plan to spend approximately $360,000 on renovations or improvements. We expect that the principal renovations and improvements will involve upgrading bathrooms and kitchens, providing additional signage and replacing exterior doors. We expect to pay for the costs of these renovations and improvements with proceeds from our ongoing offering of common shares.

         During 1999, the average stay at the hotel has been approximately 3.5 nights, and approximately 55% of the guests have stayed for five nights or more. Occupancy at the hotel is not seasonal. The following table shows average daily occupancy rates, expressed as a percentage, for each of the last five years:

                  Average Daily Occupancy Rate (calendar year)


         1995        1996       1997      1998           1999 (through July)
         ----        ----       ----      ----           -------------------

         83.9%       78.4%      78.1%     76.9%                  68.3%

         For January 1, 1999 through September 21, 1999, the average daily rate per suite was $99.29, and the average daily net revenue per suite was $80.01. As explained above, revenue from the hotel's operations will be used to pay interest due under the promissory notes payable to Promus Hotels, Inc. We expect to make monthly payments of principal to reduce the accrual of interest. There can be no assurance, however, the proceeds of the offering will be sufficient to permit such payments of principal. Assuming that no principal payments are made until the maturity of the promissory notes, and that the hotel continues to have the level of net revenue specified above, approximately 17.28% of the hotel's revenue would be needed to cover its portion of the interest payments.

         The hotel's current rate structure is based on length of stay and type of suite, as summarized below:

     Length of Stay                     Master         Master
   (number of nights)      Homewood   (king bed)     (double bed)  Two Bedroom
   ------------------      --------   ----------     ------------  -----------

     1  to  4                $139        $149            $154          $181
     5  to 11                 109         119             129           169
     12 to 29                  89          99             119           149
     30 or more                79          89              99           139


         The hotel offers a weekend discount. This discount varies by type of suite and generally reduces the basic rate by 25 to 33%. The weekend discount is not available to guests who stay for five nights or more. The hotel also offers discounts to guests who stay under certain corporate accounts. These discounts are often negotiated with the corporate customer and vary from account to account. During the past 12 months, we estimate that approximately 75% of the hotel's guests received a corporate discount.

         The chief corporate accounts (as designated in the hotel's records) include the Internal Revenue Service, MBNA, Mobil/Exxon, Computer Science Corporation, Lucent Technologies and People Soft. From January 1, 1999 through August 2, 1999, the ten biggest corporate accounts were responsible for over 22% of the hotel's occupancy. There can be no assurance, however, that the hotel will continue to receive significant occupancy, or any occupancy, from the corporate accounts identified above.

         The average effective annual rental per square foot for each of the last five years is shown in the table below:

                                                    1999
       1995      1996       1997     1998       (annualized)
       ----      ----       ----     ----       ------------

      $56.35    $55.18     $54.05   $54.25        $46.87


         The depreciable real property component of the hotel has a currently estimated Federal tax basis of $7,363,796 and will be depreciated over a life of
27.5 years using the straight-line method. The basis of the personal property component of the hotel will be depreciated in accordance with the modified accelerated cost recovery system of the Internal Revenue Code.

         The following table sets forth the 1999 real estate tax information for the hotel:

                                              Tax Rate
         Tax Jurisdiction    Assessed Value   (per $100)        Amount of Tax
         ----------------    --------------   ----------        -------------

         County of Dallas    $8,100,000        0.43307          $  35,078.67
         City of Dallas       8,100,000        1.46053            118,302.93
         Town of Addison      8,100,000        0.40000             32,400.00

                                                        TOTAL   $ 185,781.60

         We  estimate   that  the  annual  real  estate  tax  on  the   expected
improvements will be approximately $8,000 or less.

         At least five competing hotels are located within two miles of the hotel. (The names of the competing franchises, as listed below, may be registered as service marks or trade names.) Three of the competing hotels are newer than the hotel. The newer hotels have franchises with Country Inn Suites, Hilton Inn and Quality Inns. The other competing hotels have franchises with Courtyard by Marriott and Residence Inn. We believe that the rates charged by the hotel are generally competitive with the rates charged by these other hotels. We are aware of three proposed construction projects to build extended-stay hotels within approximately three miles of the hotel. We expect these hotels to be franchised with Marriott (in two cases) and Budget Suites.

                           DALLAS - IRVING/LAS COLINAS
                                  IRVING, TEXAS

         The Homewood Suites(R) Dallas - Irving/Las Colinas is located on a 3.4 acre site in Irving, Texas in the Las Colinas Urban Center. Its address is 4300 Wingren Drive, Irving, Texas 75039. The hotel is located within approximately 11 miles of downtown Dallas and 10 miles of the Dallas/Fort Worth International Airport.

         The hotel opened in January 1990. It has wood frame construction, with an exterior of brick veneer, stucco, and wood siding. The hotel consists of five buildings, each with two or three stories. The hotel contains 136 suites, which have a combined area of 80,144 square feet. The following types of suites are available:

         Type of  Suite            Number Available        Square Feet/per Suite
         --------------            ----------------        ---------------------

         Master Suite                    20                       620
         Homewood Suite                 108                       560
         Two-Bedroom Suite                8                       908

         The hotel offers a meeting room that accommodates 25 to 30 people, and a business center that offers guests the use of a personal computer, a photocopier and an electric typewriter. Recreational facilities include an outdoor pool, a whirlpool, a basketball court and an exercise room. The hotel also contains a guest convenience store and laundry. The hotel has its own parking lot with 181 spaces. The hotel provides complimentary shuttle service within a 3 mile radius.

         We believe that the hotel has been generally well maintained and is generally in very good condition. Over the next 12 months, we plan to spend approximately $440,000 on renovations or improvements. We expect that the principal renovations and improvements will involve upgrading bathrooms, repairing the parking lot and improving the meeting room. We expect to pay for the costs of these renovations and improvements with proceeds from our ongoing offering of common shares.

         During 1999, the average stay at the hotel has been approximately 10 nights, and approximately 60% of the guests have stayed for five nights or more. Occupancy at the hotel is not seasonal. The following table shows average daily occupancy rates, expressed as a percentage, for each of the last five years:

                  Average Daily Occupancy Rate (calendar year)

         1995        1996      1997     1998        1999 (through July)
         ----        ----      ----     ----        -------------------

         75.2%       75.2%     77.8%    75.8 %             76.0%

         For January 1, 1999 through September 21, 1999, the average daily rate per suite was $99.08, and the average daily net revenue per suite was $79.94. As explained above, revenue from the hotel's operations will be used to pay interest due under the promissory notes payable to Promus Hotels, Inc. We expect to make monthly payments of principal to reduce the accrual of interest. There can be no assurance, however, the proceeds of the offering will be sufficient to permit such payments of principal. Assuming that no principal payments are made until the maturity of the promissory notes, and that the hotel continues to have the level of net revenue specified above, approximately 17.99% of the hotel's revenue would be needed to cover its portion of the interest payments.

         The hotel's current rate structure is based on length of stay and type of suite, as summarized below:

     Length of Stay
   (number of nights)           Homewood              Master         Two Bedroom
   ------------------           --------              ------         -----------

      1 to   4                     $129                 $139              $189
      5 to  12                      109                  119               169
      13 to 29                       99                  114               159
      30 or more                     89                   99               149


         The hotel offers a weekend discount. This discount varies by type of suite and generally reduces the basic rate by 25 to 33%. The weekend discount is not available to guests who stay for five nights or more. The hotel also offers discounts to guests who stay under certain corporate accounts. These discounts are often negotiated with the corporate customer and vary from account to account. During the past 12 months, we estimate that approximately 75% of the hotel's guests received a corporate discount.

         The chief corporate accounts (as designated in the hotel's records) include GTE/Bell Atlantic, Sprint, SAP America, Ernst & Young, Oracle and Associates of America (a financial services group of Ford Motor Company). From January 1, 1999 through July 19, 1999, the ten biggest corporate accounts were responsible for over 47% of the hotel's occupancy. There can be no assurance, however, that the hotel will continue to receive significant occupancy, or any occupancy, from the corporate accounts identified above.

         The average effective annual rental per square foot for each of the last five years is shown in the table below:

                                                  1999
       1995      1996      1997     1998      (annualized)
       ----      ----      ----     ----      ------------

      $42.17    $44.42    $46.85   $47.48        $46.56

         The depreciable real property component of the hotel has a currently estimated Federal tax basis of $8,348,973 and will be depreciated over a life of
27.5 years using the straight-line method. The basis of the personal property component of the hotel will be depreciated in accordance with the modified accelerated cost recovery system of the Internal Revenue Code.

         The following table sets forth the 1998 real estate tax information for the hotel:


                                                                   Tax Rate
   Tax Jurisdiction               Assessed Value   (per $100)    Amount of Tax
   ----------------               --------------   ----------    -------------

   County of Dallas                 $9,519,990       0.43307     $ 41,228.22
   City of Irving                    9,519,990       0.49300       46,933.55
   Irving School District            9,519,990       1.67840      159,783.51
   Dallas County Utility District    9,519,990       1.59480      151,824.80

                                                         TOTAL   $399,770.08



         We  estimate   that  the  annual  real  estate  tax  on  the   expected
improvements will be approximately $18,000 or less.

         At least five competing hotels are located within three miles of the hotel. (The names of the competing franchises, as listed below, may be registered as service marks or trade names.) Three of the competing hotels are newer than the hotel. The newer hotels have franchises with AmeriSuites, StudioPlus and Summerfield Suites. The other competing hotels have franchises with Harvey Hotel Suites and Residence Inn. We believe that the rates charged by the hotel are generally competitive with the rates charged by these other hotels. We are aware of two proposed construction projects to build extended-stay hotels within approximately five miles of the hotel. We have no definite franchising information for these hotels.

                              NORTH DALLAS - PLANO
                                  PLANO, TEXAS

         The Homewood Suites(R) Dallas - Plano is located on a 2.67 acre site in the Preston Park Business Center in southern Collin County, Texas. Its address is 4705 Old Sheppard Place, Plano, Texas 75093. The hotel is located within approximately 23 miles of downtown Dallas and 20 miles of the Dallas/Fort Worth International Airport.

         The hotel opened in April 1997. It has wood frame construction, with an exterior of brick veneer and stucco. The hotel consists of a single four-story building. The hotel contains 99 suites, which have a combined area of 50,120 square feet. The following types of suites are available:

         Type of  Suite               Number Available  Square Feet/per Suite
         --------------               ----------------  ---------------------

         Extended Double Suite              37                   510
         Homewood Suite                     55                   460
         Two-Bedroom Suite                   7                   850

         The hotel offers a meeting room that accommodates 20-25 people, and a business center that offers guests the use of a personal computer, a photocopier and an electric typewriter. Recreational facilities include an outdoor pool and whirlpool, an exercise room, and a sports court. The hotel also contains a guest convenience store and laundry. The hotel has its own parking lot with 123 spaces. The hotel provides complimentary shuttle service within a 5 mile radius.

         We believe that the hotel has been generally well maintained and is generally in very good condition. We do not have any current plans for significant renovations or improvements at the hotel, although routine maintenance and upkeep will be required.

         During 1999, the average stay at the hotel has been approximately 6.3 nights, and approximately 55% of the guests have stayed for five nights or more. Occupancy at the hotel is not seasonal. The following table shows average daily occupancy rates, expressed as a percentage, since the opening of the hotel:

                  Average Daily Occupancy Rate (calendar year)

                  1997             1998              1999 (through July)
                  ----             ----              -------------------

                  64.4%            70.9%                  69.3%

         For January 1, 1999 through September 21, 1999, the average daily rate per suite was $88.07, and the average daily net revenue per suite was $65.33. As explained above, revenue from the hotel's operations will be used to pay interest due under the promissory notes payable to Promus Hotels, Inc. We expect to make monthly payments of principal to reduce the accrual of interest. There can be no assurance, however, the proceeds of the offering will be sufficient to permit such payments of principal. Assuming that no principal payments are made until the maturity of the promissory notes, and that the hotel continues to have the level of net revenue specified above, approximately 14.58% of the hotel's revenue would be needed to cover its portion of the interest payments.

         The hotel's current rate structure is based on length of stay and type of suite, as summarized below:

                    Length of Stay         Homewood or
                  (number of nights)      Extended Double       Two Bedroom
                  ------------------    -------------------     -----------

                  1  to  6                     $114                $159
                  7  to 29                       79                 129
                  30 or more                     59                 119

         The hotel offers a weekend discount. This discount varies by type of suite and generally reduces the basic rate by 25 to 33%. The weekend discount is not available to guests who stay for five nights or more. The hotel also offers discounts to guests who stay under certain corporate accounts. These discounts are often negotiated with the corporate customer and vary from account to account. During the past 12 months, we estimate that approximately 85% of the hotel's guests received a corporate discount.

         The chief accounts (as designated in the hotel's records) include Dr. Pepper/7-Up, Arco, Raytheon/E-Systems, Alcatel Netowork Systems, State Farm Insurance, USA Cycling, Sterling Software, J.C. Penney, Rug Doctor and Eastman Kodak. From January 1, 1999 through August 12, 1999, the ten biggest corporate accounts have been responsible for over 39% of the hotel's occupancy. There can be no assurance, however, that the hotel will continue to receive significant occupancy, or any occupancy, from the corporate accounts identified above.

         The average effective annual rental per square foot since the opening of the hotel is shown in the table below:

         1997                                     1999
    (annualized)              1998            (annualized)
    --------------          -----------        ------------

        $38.87                $43.99              $41.60

         The depreciable real property component of the hotel has a currently estimated Federal tax basis of $4,762,151 and will be depreciated over a life of
27.5 years using the straight-line method. The basis of the personal property component of the hotel will be depreciated in accordance with the modified accelerated cost recovery system of the Internal Revenue Code.

         The following table sets forth the 1998 real estate tax information for the hotel:

                                                      Tax Rate
         Tax Jurisdiction         Assessed Value     (per $100)   Amount of Tax
         ----------------         --------------     ----------   -------------

         Collin County              $7,124,145        2.35655     $167,884.04

         At least nine competing hotels are located within five miles of the hotel. (The names of the competing franchises, as listed below, may be registered as service marks or trade names.) Five of the competing hotels are newer than the hotel. The newer hotels have franchises with AmeriSuites, Candlewood Suites, Homegate Suites, Hawthorne Suites and Residence Inn. The other competing hotels have franchises with Courtyard by Marriott (in two cases), Hampton Inn Suites and Mainstay Suites. We believe that the rates charged by the hotel are generally competitive with the rates charged by these other hotels. We are aware of three proposed construction projects to build extended-stay hotels within approximately five miles of the hotel. Although we do not have complete franchising information for these hotels, we expect three of them to be franchised with Doubletree Suites, Marriott Townplace and Weston Suites.

                               RICHMOND - WEST END
                              GLEN ALLEN, VIRGINIA

         The Homewood Suites(R) Richmond - West End is located on a 3.75 acre site on Innslake Drive in Richmond's Innsbrook Corporate Center. Its address is 4100 Innslake Drive, Glen Allen, Virginia 23060. The hotel is located within approximately 14 miles of downtown Richmond and 20 miles of the Richmond International Airport.

         The hotel opened in May 1998. It has metal stud frame construction, with an exterior of brick veneer and stucco. The hotel consists of a single four-story building. The hotel contains 123 suites, which have a combined area of 63,600 square feet. The following types of suites are available:

         Type of  Suite                 Number Available   Square Feet/per Suite
         --------------                 ----------------   ---------------------

         Homewood King Suite                  98                    500
         Homewood Double Suite                18                    500
         Two-Bedroom Suite                     7                    800

         The hotel offers a meeting room that accommodates up to 80 people, and a business center that offers guests the use of a personal computer, a photocopier and an electric typewriter. Recreational facilities include an outdoor pool, a whirlpool and an exercise room. The hotel also contains a guest convenience store and laundry. The hotel has its own parking lot with 136 spaces. The hotel provides complimentary shuttle service within a 5 mile radius.

         We believe that the hotel has been generally well maintained and is generally in very good condition. We do not have any current plans for significant renovations or improvements at the hotel, although routine maintenance and upkeep will be required.

         During 1999, the average stay at the hotel has been approximately 4 nights, and approximately 50% of the guests have stayed for five nights or more. Occupancy at the hotel is not seasonal. The following table shows average daily occupancy rates, expressed as a percentage, since the hotel opened:

                  Average Daily Occupancy Rate (calendar year)

                        1998             1999 (through July)
                        ----             -------------------

                        61.7%                    77.1%

         For January 1, 1999 through September 21, 1999, the average daily rate per suite was $92.34, and the average daily net revenue per suite was $66.48. As explained above, revenue from the hotel's operations will be used to pay interest due under the promissory notes payable to Promus Hotels, Inc. We expect to make monthly payments of principal to reduce the accrual of interest. There can be no assurance, however, the proceeds of the offering will be sufficient to permit such payments of principal. Assuming that no principal payments are made until the maturity of the promissory notes, and that the hotel continues to have the level of net revenue specified above, approximately 20.08% of the hotel's revenue would be needed to cover its portion of the interest payments.

         The hotel's current rate structure is based on length of stay and type of suite, as summarized below:

     Length of Stay         Homewood          Homewood
   (number of nights)      (king bed)       (double bed)      Two Bedroom
   ------------------      ----------       -----------       -----------

       1  to  4               $109             $119           $149 - 179
       5  to 29                 89               99               119
       30 to 89                 79               89               119
       90 or more               69               79               119

         The hotel offers a weekend discount. This discount varies by type of suite and generally reduces the basic rate by 25 to 33%. The weekend discount is not available to guests who stay for five nights or more. The hotel also offers discounts to guests who stay under certain corporate accounts. These discounts are often negotiated with the corporate customer and vary from account to account. During the past 12 months, we estimate that approximately 50% of the hotel's guests received a corporate discount.

         The chief accounts (as designated in the hotel's records) include Capital One, Circuit City Stores, First Union Bank, Compulink, Saxon Mortgage, Virginia Power, Owens & Minor, Target Stores and Richfood Holdings. From January 1, 1999 through July 31, 1999, the ten biggest corporate accounts were responsible for over 44% of the hotel's occupancy. Capital One, in particular, was responsible for more than 5,200 nights of occupancy. There can be no assurance, however, that the hotel will continue to receive significant occupancy, or any occupancy, from the corporate accounts identified above.

         The average effective annual rental per square foot since the opening of the hotel is shown in the table below:

                       1998                 1999
                  (annualized)          (annualized)
                  -------------         ------------

                      $37.80               $44.88


         The depreciable real property component of the hotel has a currently estimated Federal tax basis of $8,523,055 and will be depreciated over a life of
27.5 years using the straight-line method. The basis of the personal property component of the hotel will be depreciated in accordance with the modified accelerated cost recovery system of the Internal Revenue Code.

         The following table sets forth the 1999 real estate tax information for the hotel:

                                                   Tax Rate
         Tax Jurisdiction    Assessed Value       (per $100)      Amount of Tax
         ----------------    --------------       ----------      -------------

         County of Henrico     $5,806,300           0.94000         $54,579.22

         At least seven competing hotels are located within one mile of the hotel. (The names of the competing franchises, as listed below, may be registered as service marks or trade names.) Three of the competing hotels are newer than the hotel. The newer hotels have franchises with Candlewood Suites (scheduled to open in October 1999), Comfort Suites and Courtyard by Marriott. The other competing hotels have franchises with AmeriSuites, Hampton Inn, Homestead Village and Residence Inn. We believe that the rates charged by the hotel are generally competitive with the rates charged by these other hotels. We are aware of three proposed construction projects to build extended-stay hotels within approximately three miles of the hotel. We expect these hotels to be franchised with Holiday Inn Express, Hilton Garden Inn and Marriott.


                                                  L.P. MARTIN & COMPANY
                                                A PROFESSIONAL CORPORATION
               MEMBERS                          CERTIFIED PUBLIC ACCOUNTANTS                        MEMBERS
         VIRGINIA SOCIETY OF                        4132 INNSLAKE DRIVE                      AMERICAN INSTITUTE OF
     CERTIFIED PUBLIC ACCOUNTANTS                GLEN ALLEN, VIRGINIA 23060              CERTIFIED PUBLIC ACCOUNTANTS

LEE P. MARTIN, JR., C.P.A.                         PHONE: (804) 346-2626                        ROBERT C. JOHNSON, C.P.A.
WILLIAM L. GRAHAM, C.P.A.                           FAX: (804) 346-9311                   LEE P. MARTIN, C.P.A. (1948-76)
BERNARD G. KINZIE, C.P.A.
W. BARCLAY BRADSHAW, C.P.A.





                          Independent Auditors' Report


Apple Suites, Inc.
Richmond, Virginia


         We have audited the accompanying combined balance sheets of the Homewood Suites Acquisition Hotels (described in Note 1) as of December 31, 1998 and 1997, and the related combined statements of income, shareholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the management of the hotels. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion. The accompanying financial statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in Note 1 to the financial statements and are not intended to be a complete presentation of the Homewood Suites Acquisition Hotels.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of the Homewood Suites Acquisition Hotels as of December 31, 1998 and 1997, and the combined results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.


August 23, 1999                         /s/ L.P. Martin & Company, P.C.

                       HOMEWOOD SUITES ACQUISITION HOTELS

                            COMBINED BALANCE SHEETS


                                     ASSETS


                                                                                   December 31,
                                                                               1998            1997
                                                                            ----------      ----------
CURRENT ASSETS
   Cash                                                                   $    374,092    $    393,079
   Accounts Receivable, Net                                                    714,718         330,540
   Prepaids and Other                                                            8,355          15,904
                                                                          ------------    ------------
          TOTAL CURRENT ASSETS                                               1,097,165         739,523
                                                                          ------------    ------------
INVESTMENT IN HOTEL PROPERTIES
   Land and Improvements                                                     8,031,122       7,454,360
   Buildings and Improvements                                               29,091,731      22,188,107
   Furniture, Fixtures and Equipment                                        10,822,281       8,417,814
                                                                          ------------    ------------
          TOTAL                                                             47,945,134      38,060,281
   Less: Accumulated Depreciation                                          (11,098,460)     (8,704,166)
                                                                          ------------    ------------

          NET INVESTMENT IN HOTEL PROPERTIES                                36,846,674      29,356,115
                                                                          ------------    ------------
OTHER ASSETS
   Construction in Progress                                                         --       5,994,799
                                                                          ------------    ------------
          TOTAL ASSETS                                                    $ 37,943,839    $ 36,090,437
                                                                          ============    ============






The accompanying notes are an integral part of these financial statements.

                      LIABILITIES AND SHAREHOLDERS' EQUITY


                                                                                      December 31,
                                                                            ---------------------------------
                                                                                  1997             1998
                                                                            ----------------- ---------------
CURRENT LIABILITIES
  Accounts Payable                                                               $   440,076     $   845,173
  Accrued Taxes                                                                      997,897         787,680
  Accrued Expenses--Other                                                            252,761         158,670
                                                                            ----------------- ---------------
      TOTAL CURRENT LIABILITIES                                                    1,690,734       1,791,523
                                                                            ----------------- ---------------
SHAREHOLDERS' EQUITY
  Contributed Capital                                                             11,000,030      12,499,235
  Retained Earnings                                                               25,253,075      21,799,679
                                                                            ----------------- ---------------
      TOTAL SHAREHOLDERS' EQUITY                                                  36,253,105      34,298,914
                                                                            ----------------- ---------------
      TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                                 $37,943,839     $36,090,437
                                                                            ----------------- ---------------

                       HOMEWOOD SUITES ACQUISITION HOTELS
                   COMBINED STATEMENTS OF SHAREHOLDERS' EQUITY

                                                                                                  Total
                                                              Contributed       Retained      Shareholders'
                                                                Capital         Earnings         Equity
                                                             --------------- --------------- ----------------
Balances, January 1, 1997                                       $ 5,966,169     $17,961,115      $23,927,284
Net Income                                                               --       3,838,564        3,838,564
Capital Contributions, Net                                        6,533,066              --        6,533,066
                                                             --------------- --------------- ----------------
Balances, December 31, 1997                                      12,499,235      21,799,679       34,298,914
Net Income                                                               --       3,453,396        3,453,396
Capital Distributions, Net                                       (1,499,205)             --       (1,499,205)
                                                             --------------- --------------- ----------------
Balances, December 31, 1998                                     $11,000,030     $25,253,075      $36,253,105
                                                             =============== =============== ================

   The accompanying notes are an integral part of these financial statements.

                       HOMEWOOD SUITES ACQUISITION HOTELS

                           COMBINED INCOME STATEMENTS

                                                                                Years Ended December 31,
                                                                            ---------------------------------
                                                                                  1998             1997
                                                                            ------------------ --------------
GROSS OPERATING REVENUE
  Suite Revenue                                                                   $14,075,852    $10,683,420
  Other Customer Revenue                                                              811,817        555,232
                                                                            ------------------ --------------
      TOTAL REVENUE                                                                14,887,669     11,238,652
                                                                            ------------------ --------------
EXPENSES
  Property and Operating                                                            5,586,712      3,843,073
  General and Administrative                                                          348,088        208,174
  Advertising and Promotion                                                           648,273        476,762
  Utilities                                                                           626,269        473,887
  Real Estate and Personal Property Taxes, and Property Insurance                   1,040,638        789,462
  Depreciation Expense                                                              2,394,294      1,487,077
  Franchise Fees                                                                      563,035             --
  Pre-Opening Expenses                                                                226,964        121,653
                                                                            ------------------ --------------
      TOTAL EXPENSES                                                               11,434,273      7,400,088
                                                                            ------------------ --------------
      NET INCOME                                                                  $ 3,453,396    $ 3,838,564
                                                                            ------------------ --------------

   The accompanying notes are an integral part of these financial statements.

                       HOMEWOOD SUITES ACQUISITION HOTELS

                        COMBINED STATEMENTS OF CASH FLOWS

                                                                              Years Ended December 31,
                                                                         ------------------------------------
                                                                               1998               1997
                                                                         ------------------ -----------------
CASH FLOWS FROM (TO) OPERATING ACTIVITIES
  Net Income                                                                    $3,453,396        $3,838,564
  Adjustments to Reconcile Net Income to Net Cash
    Provided by Operating Activities
    Depreciation                                                                 2,394,294         1,487,077
  Change In:
    Accounts Receivable                                                           (384,178)         (138,055)
    Prepaids and Other Current Assets                                                7,549            (7,691)
    Accounts Payable                                                              (405,097)           38,368
    Accrued Taxes                                                                  210,217           195,246
    Accrued Expenses--Other                                                         94,091            (1,058)
                                                                         ------------------ -----------------
    Net Adjustments                                                              1,916,876         1,573,887
                                                                         ------------------ -----------------
      NET CASH FLOWS FROM OPERATING ACTIVITIES                                   5,370,373         5,412,451
                                                                         ------------------ -----------------
CASH FLOWS TO FINANCING ACTIVITIES
  Capital Distributions, Net                                                    (5,389,259)       (5,266,712)
                                                                         ------------------ -----------------
      NET INCREASE (DECREASE) IN CASH                                              (18,987)          145,739

      CASH, BEGINNING OF YEAR                                                      393,079           247,340
                                                                         ------------------ -----------------
      CASH, END OF YEAR                                                         $  374,092        $  393,079
                                                                         ================== =================


SUPPLEMENTAL DISCLOSURES:

     NONCASH FINANCING AND INVESTING ACTIVITIES:

     December  31,  1997  construction  in  progress  totaling   $5,994,799  was
     reclassified to investment in hotel properties during 1998.

     Investment in hotel properties totaling $3,890,054 in 1998 and $11,799,781 in 1997 was financed with capital contributions.

     During 1997, the hotels disposed of fully depreciated furniture, fixtures and equipment in the amount of $503,106.

   The accompanying notes are an integral part of these financial statements.

                       HOMEWOOD SUITES ACQUISITION HOTELS

                   NOTES TO THE COMBINED FINANCIAL STATEMENTS

                           DECEMBER 31, 1998 AND 1997

NOTE 1 -- ORGANIZATION AND BASIS OF PRESENTATION

The Homewood Suites Acquisition Hotels (the Hotels) consist of the following:

  Property                 Hotel Location         Date Opened      # of Suites
  --------                 --------------         -----------      -----------

  Atlanta -- Galleria/
    Cumberland             Atlanta, Georgia           1990             124
  Dallas -- Addison        Addison, Texas             1990             120
  Dallas -- Los Colina     Irving, Texas              1990             136
  North Dallas -- Plano    Plano, Texas            April, 1997          99
  Richmond -- West End     Glen Allen, Virginia     May, 1998          123

The Owner purchased the North Dallas-Plano hotel October 1, 1997. The financial statements include the results of the operations from this date forward.

The Hotels specialize in providing extended stay lodging to business or leisure travelers. While customers may rent rooms for a night, terms of up to a month or longer are available. Services offered, which are particularly attractive to the extended stay traveler, include laundry services, 24 hour on site convenience stores and grocery shopping services.

The Hotels have been owned and managed by various affiliates of Promus Hotels, Inc. (the Owner) throughout the financial statement periods. The accompanying combined financial statements of the Hotels have been presented on a combined basis because the Owner has a contract pending to sell the five hotels to Apple Suites, Inc., a real estate investment trust established to acquire equity interests in hotel properties. The statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission for inclusion in a filing by Apple Suites, Inc.

The corporate owner pays income taxes on taxable income of the company as a whole and does not allocate income taxes to individual properties. Accordingly, the combined financial statements have been presented on a pretax basis.

NOTE 2 -- SIGNIFICANT ACCOUNTING POLICIES

Property - The Hotel properties are recorded at cost. Depreciation has been recorded straight-line using the following lives.

                                                      Life
                                                  ------------
   Land Improvements                              12-15 Years
   Buildings and Improvements                     30-35 Years
   Furniture, Fixtures and Equipment              3-10 Years



(Continued)

                       HOMEWOOD SUITES ACQUISITION HOTELS

                   NOTES TO THE COMBINED FINANCIAL STATEMENTS

                           DECEMBER 31, 1998 AND 1997

NOTE 2 -- SIGNIFICANT ACCOUNTING POLICIES, Continued

Major renewals, betterments and improvements are capitalized while ongoing maintenance and repairs are expensed as incurred. Building costs include interest capitalized during the construction period. Construction in progress represents Hotel properties under construction. At the point construction is completed and the Hotels are ready to be placed in service, the costs are reclassified to investment in Hotel properties for financial statement presentation.

Estimates - The preparation of financial statements in accordance with generally accepted accounting principals requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses and disclosures related thereto. Actual results could differ from those estimates.

Annually, management of the hotels reviews the carrying value and remaining depreciable lives of the Hotel properties and related assets. Management does not believe there are any current indications of impairment. However, it is possible that estimates of the remaining useful lives will change in the near term.

Accounts receivable are recorded net of an allowance for doubtful accounts based on management's historical experience in estimating credit losses. Actual uncollectible balances written off may be more or less than the allowance recorded.

Cash - Cash includes all highly liquid investments with a maturity date of three months or less when purchased.

Advertising - Advertising costs are expensed in the period incurred.

Pre-Opening Costs - Pre-opening costs represent operating expenses incurred prior to initial opening of the hotels. In 1998, pre-opening expenses of $226,964 for the Richmond-West End hotel were expensed as incurred. In 1997, pre-opening expenses of $66,045 for the North Dallas - Plano hotel and pre-opening expenses of $55,608 for the Richmond - West End hotel were expensed as incurred.

Inventories - The Hotels maintain supplies of room linens and food and beverages. However, due to the ongoing routine replacement of these items and the difficulty in establishing market values, management has chosen to expense these items at point of purchase.



(Continued)

                       HOMEWOOD SUITES ACQUISITION HOTELS

                   NOTES TO THE COMBINED FINANCIAL STATEMENTS

                           DECEMBER 31, 1998 AND 1997

NOTE 3 -- RELATED PARTY TRANSACTIONS

The Owner allocates a monthly accounting fee of $1,000 to each hotel. These fees totaled $56,000 in 1998 and $39,000 in 1997. The Owner also chargers each Hotel a fee for corporate advertising, training and reservations equal to four percent of net suite revenue. These fees totaled $566,569 in 1998 and $427,337 in 1997. In 1998, the Owner charged a franchise fee of $563,035 to these hotels, also computed at four percent of suite revenue. No franchise fee was charged in 1997. Effective in 1999, the Owner will be charging a "base management fee" of three percent of suite revenue to each hotel.

The acquisition costs of the properties and related furnishings and equipment was financed by the owner. For all properties, excluding North Dallas -- Plano which was a purchased project, the owner allocated interest to each property on monies advanced to fund the construction costs. The interest costs have been capitalized and depreciated in accordance with the Hotels' normal depreciation policy. During 1998, interest capitalized and included in the cost basis of the Richmond-West End hotel totaled $445,782.

Each Hotel maintains a depository bank account into which customer revenues have been deposited. The bulk of each Hotel's operating expenditures are paid through the Owner's corporate accounts. Funds are transferred from the Hotel's depository bank accounts to the owner periodically. The transfers to the owner and expenditures made on behalf of the Hotels by the Owner are accounted for through various intercompany accounts. No interest has been charged on these intercompany advances from ongoing operations. There is no intention to repay any advances to or from the owner. Accordingly, the net amounts have been included in shareholders' equity with 1998 and 1997 intercompany/intracompany transfers being reflected as net capital contributions or distributions.

NOTE 4 -- CONCENTRATIONS AND CONTINGENCIES

Approximately sixty percent of the Richmond-West End hotel's revenues are from Capital One Financial Corporation, a non affiliated entity.

The  Hotels'   depository  bank  accounts  are  maintained  with  two  financial institutions; Bank of America and First Union. A concentration of credit risk exists to the extent that cash deposits exceed amounts insured by FDIC; $100,000 per financial institution. At December 31, 1998, cash deposits exceeded FDIC insurable amounts by $150,132 and $170,079, respectively.



(Continued)

                       HOMEWOOD SUITES ACQUISITION HOTELS

                   NOTES TO THE COMBINED FINANCIAL STATEMENTS

                           DECEMBER 31, 1998 AND 1997

NOTE 4 -- CONCENTRATIONS AND CONTINGENCIES, Continued

The general contractor who constructed the Richmond-West End hotel has filed a $3,800,000 lien against the property. Management believes that the general contractor's case is grossly exaggerated and that the matter will be satisfactorily resolved in a prompt manner. Management also believes that in the event they are unable to prevail entirely, any aspect of the claim should not have a material adverse affect on the Hotels' financial position or results of operations.

                       HOMEWOOD SUITES ACQUISITION HOTELS

                       COMBINED BALANCE SHEET (UNAUDITED)

                                 JUNE 30, 1999


                                     ASSETS

CURRENT ASSETS
  Cash                                          $   326,301
  Accounts Receivable, Net                          727,247
  Prepaid and Other                                   6,050
                                                -----------

         TOTAL CURRENT ASSETS                     1,059,598
                                                -----------

INVESTMENT IN HOTEL PROPERTIES
  Land and Improvements                           8,044,305
  Buildings and Improvements                     29,188,026
  Furniture, Fixtures and Equipment              11,401,756
                                                -----------

         TOTAL                                   48,634,087
  Less Accumulated Depreciation                 (12,435,726)
                                                -----------

         NET INVESTMENT IN HOTEL PROPERTIES      36,198,361
                                                -----------

         TOTAL ASSETS                           $37,257,959
                                                ===========








The accompanying notes are an integral part of these financial statements.

                LIABILITIES AND SHAREHOLDERS' EQUITY (UNAUDITED)

CURRENT LIABILITIES
  Accounts Payable                                                     $   283,849
  Accrued Taxes                                                            673,966
  Accrued Expenses--Other                                                  298,719
                                                                     -------------
      TOTAL CURRENT LIABILITIES                                          1,256,534
                                                                     -------------
SHAREHOLDERS' EQUITY
  Contributed Capital                                                    9,074,634
  Retained Earnings                                                     26,926,791
                                                                     -------------
      TOTAL SHAREHOLDERS' EQUITY                                        36,001,425
                                                                     -------------


      TOTAL LIABILITIES AND SHAREHOLDERS'
       EQUITY                                                          $37,257,959
                                                                     =============

                       HOMEWOOD SUITES ACQUISITION HOTELS

             COMBINED STATEMENT OF SHAREHOLDERS' EQUITY (UNAUDITED)

              FOR THE PERIOD JANUARY 1, 1999 THROUGH JUNE 30, 1999


                                                                                                  Total
                                                      Contributed          Retained            Shareholders'
                                                        Capital            Earnings               Equity
                                                      -----------          --------            -------------
Balances, January 1, 1999                          $   11,000,030     $  25,253,075            $  36,253,105

Net Income                                                     --         1,673,716                1,673,716

Capital Distributions, Net                             (1,925,396)               --               (1,925,396)
                                                   --------------     -------------            -------------
Balances, June 30, 1999                            $    9,074,634     $  26,926,791            $  36,001,425
                                                   ==============     =============            =============

The accompanying notes are an integral part of these financial statements.

                       HOMEWOOD SUITES ACQUISITION HOTELS

                      COMBINED INCOME STATEMENT (UNAUDITED)

              FOR THE PERIOD JANUARY 1, 1999 THROUGH JUNE 30, 1999


GROSS OPERATING REVENUE
  Suite Revenue                                                          $  7,364,098
  Other Customer Revenue                                                      420,072
                                                                         ------------

         TOTAL REVENUE                                                      7,784,170
                                                                         ------------
EXPENSES
  Property and Operating                                                    2,845,653
  General and Administrative                                                  187,738
  Advertising and Promotion                                                   329,239
  Utilities                                                                   265,585
  Real Estate and Personal Property, Taxes,
   and Property Insurance                                                     616,949
  Depreciation Expense                                                      1,337,266
  Franchise and Management Fees                                               528,024
                                                                         ------------
         TOTAL EXPENSES                                                     6,110,454
                                                                         ------------
         NET INCOME                                                      $  1,673,716
                                                                         ============


The accompanying notes are an integral part of these financial statements.

                       HOMEWOOD SUITES ACQUISITION HOTELS

                  COMBINED STATEMENTS OF CASH FLOWS (UNAUDITED)

              FOR THE PERIOD JANUARY 1, 1999 THROUGH JUNE 30, 1999

CASH FLOWS FROM (TO) OPERATING ACTIVITIES
  Net Income                                              $ 1,673,716
                                                          -----------
  Adjustments to Reconcile Net Income to Net Cash
   Provided by Operating Activities:
     Depreciation                                           1,337,266
  Change in:
   Accounts Receivable                                        (12,529)
   Prepaids and Other Current Assets                            2,305
   Accounts Payable                                          (156,227)
   Accrued Taxes                                             (323,931)
   Accrued Expenses - Other                                    45,958
                                                          -----------

  Net Adjustments                                             892,842
                                                          -----------

           NET CASH FLOWS FROM OPERATING
            ACTIVITIES                                      2,566,558

CASH FLOWS FROM (TO) FINANCING ACTIVITIES
 Net Equity Distributions                                  (2,614,349)
                                                          -----------

           NET DECREASE IN CASH                               (47,791)

           CASH, JANUARY 1, 1999                              374,092
                                                          -----------

           CASH, JUNE 30, 1999                            $   326,301
                                                          -----------

SUPPLEMENTAL DISCLOSURES
 NONCASH FINANCING AND INVESTING ACTIVITIES

   During the period January 1, 1999 through June 30, 1999, additions to Investment in Hotel Properties totaling $688,953 were financed with capital contributions.

The accompanying notes are an integral part of these financial statements.

                       HOMEWOOD SUITES ACQUISITION HOTELS

               NOTES TO COMBINED FINANCIAL STATEMENTS (UNAUDITED)

              FOR THE PERIOD JANUARY 1, 1999 THROUGH JUNE 30, 1999

NOTE 1 -- ORGANIZATION AND BASIS OF PRESENTATION

The Homewood Suites Acquisition Hotels (the Hotels) consist of the following:

  Property                 Hotel Location         Date Opened      # of Suites
  --------                 --------------         -----------      -----------

  Atlanta -- Galleria/
    Cumberland             Atlanta, Georgia           1990             124
  Dallas -- Addison        Addison, Texas             1990             120
  Dallas -- Los Colina     Irving, Texas              1990             136
  North Dallas -- Plano    Plano, Texas            April, 1997          99
  Richmond -- West End     Glen Allen, Virginia     May, 1998          123

The Hotels specialize in providing extended stay lodging to business or leisure travelers. While customers may rent rooms for a night, terms of up to a month of longer are available. Services offered, which are particularly attractive to the extended stay traveler, include laundry services, 24 hour on site convenience stores and grocery shopping services.

The Hotels have been owned and managed by various affiliates of Promus Hotels, Inc. (the Owner) throughout the financial statement period. The accompanying combined financial statements of the Hotels have been presented on a combined basis because the Owner has a contract pending to sell the five hotels to Apple Suites, Inc., a real estate investment trust established to acquire equity interests in hotel properties. The statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission for inclusion in a filing by Apple Suites, Inc.

The corporate owner pays income taxes on taxable income of the company as a whole and does not allocate income taxes to individual properties. Accordingly, the combined financial statements have been presented on a pretax basis.

NOTE 2 -- SIGNIFICANT ACCOUNTING POLICIES

Property - The Hotel properties are recorded at cost. Depreciation has been recorded straight-line using the following lives:

                                                      Life
                                                  ------------
   Land Improvements                              12-15 Years
   Buildings and Improvements                     30-35 Years
   Furniture, Fixtures and Equipment              3-10 Years



(Continued)

                       HOMEWOOD SUITES ACQUISITION HOTELS

             NOTES TO THE COMBINED FINANCIAL STATEMENTS (UNAUDITED)

              FOR THE PERIOD JANUARY 1, 1999 THROUGH JUNE 30, 1999


NOTE 2 -- SIGNIFICANT ACCOUNTING POLICIES, Continued

Major renewals, betterments and improvements are capitalized while ongoing maintenance and repairs are expensed as incurred. Building costs include interest capitalized during the construction period.

Estimates -- The preparation of financial statements in accordance with generally accepted accounting principals requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses and disclosures related thereto. Actual results could differ from those estimates.

Annually, management of the hotels reviews the carrying value and remaining depreciable lives of the Hotel properties and related assets. Management does not believe there are any current indications of impairment. However, it is possible that estimates of the remaining useful lives will change in the near term.

Accounts receivable are recorded net of an allowance for doubtful accounts based on management's historical experience in estimating credit losses. Actual uncollectible balances written off may be more or less than the allowance recorded.

Cash -- Cash includes all highly liquid investments with a maturity date of three months or less when purchased.

Advertising -- Advertising costs are expensed in the period incurred.

Inventories -- The Hotels maintain supplies of room linens and food and beverages. However, due to the ongoing routine replacement of these items and the difficulty in establishing market values, management has chosen to expense these items at point of purchase.



(Continued)

                       HOMEWOOD SUITES ACQUISITION HOTELS

             NOTES TO THE COMBINED FINANCIAL STATEMENTS (UNAUDITED)

              FOR THE PERIOD JANUARY 1, 1999 THROUGH JUNE 30, 1999


NOTE 3 -- RELATED PARTY TRANSACTIONS

During the period January 1, 1999 through June 30, 1999, the following fees were expensed to the owner.

    Fee Type                          Basis for Determination       Total Expense
    --------                          -----------------------       -------------
Accounting Fees                       $1,000 per hotel per month        $ 30,000
Corporate Advertising, Training
  and Reservations                    4% of net suite revenue            294,568
Franchise Fees                        4% of net suite revenue            294,568
Management Fees                       3% of net suite revenue            233,456

The acquisition costs of the properties and related furnishings and equipment was financed by the owner. For all properties, excluding North Dallas--Plano which was a purchased project, the owner allocated interest to each property on monies advanced to fund the construction costs. The interest costs have been capitalized and depreciated in accordance with the Hotels' normal depreciation policy.

Each Hotel maintains a depository bank account into which customer revenues have been deposited. The bulk of each Hotel's operating expenditures are paid through the Owner's corporate accounts. Funds are transferred from the Hotel's depository bank accounts to the owner periodically. The transfers to the owner and expenditures made on behalf of the Hotels by the Owner are accounted for through various intercompany accounts. No interest has been charged on these intercompany advances from ongoing operations. There is no intention to repay any advances to or from the owner. Accordingly, the net amounts have been included in shareholders' equity with current period intercompany/intracompany transfers being reflected as net contributions or distributions.

NOTE 4 -- CONCENTRATIONS AND CONTINGENCIES

Approximately sixty percent of the Richmond-West End hotel's revenues are from Capital One Financial Corporation, a non affiliated entity.

The  Hotels'   depository  bank  accounts  are  maintained  with  two  financial institutions; Bank of America and First Union. A concentration of credit risk exists to the extent that cash deposits exceed amounts insured by FDIC; $100,000 per financial institution. At June 30, 1999, cash deposits exceeded FDIC insurable amounts by $108,909.

(Continued)

                       HOMEWOOD SUITES ACQUISITION HOTELS

             NOTES TO THE COMBINED FINANCIAL STATEMENTS (UNAUDITED)

              FOR THE PERIOD JANUARY 1, 1999 THROUGH JUNE 30, 1999


NOTE 4 -- CONCENTRATIONS AND CONTINGENCIES, Continued

The general contractor who constructed the Richmond-West End hotel has filed a $3,800,000 lien against the property. Management believes that the general contractor's case is grossly exaggerated and that the matter will be satisfactorily resolved in a prompt manner. Management also believes that in the event that they are unable to prevail entirely, any aspect of the claim should not have a material adverse affect on the Hotels' financial position or results of operations.

APPLE SUITES, INC.
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET AS OF JUNE 30, 1999 (UNAUDITED)

The following unaudited Pro Forma Condensed Consolidated Balance Sheet of Apple Suites, Inc. (the "Company") is presented as if the acquisition of the five Homewood Suites hotels from Promus Hotels, Inc. ("Promus") had occurred on June 30, 1999. See Note A for individual hotel details. Such information is based in part upon the consolidated balance sheet of the Company. In management's opinion, all adjustments necessary to reflect the effects of these transactions have been made.

The following unaudited Pro Forma Condensed Consolidated Balance Sheet is not necessarily indicative of what the actual financial position would have been assuming such transactions had been completed as of June 30, 1999, nor does it purport to represent the future financial position of the Company.




                                                                                                HOMEWOOD
                                                                           HISTORICAL            SUITES
                                                                             BALANCE         ACQUISITION (A)          TOTAL
                                                                              SHEET           ADJUSTMENTS            PRO FORMA

                                                               -------------------------------------------------------------------

ASSETS
Investment in hotels                                                             -              $46,206,000(A)       $ 46,206,000
Cash and cash equivalents                                               $     35,208                    -                  35,208
Due from lessee                                                                  -                      -                     -
Prepaid expenses                                                                 -                      -                     -
Other assets                                                                 162,449               (155,361)(D)             7,088
                                                                        ------------            -----------          ------------
     TOTAL ASSETS                                                       $    197,657            $46,050,639          $ 45,248,296
                                                                        ============            -----------          ------------
LIABILITIES AND SHAREHOLDERS' EQUITY

Mortgage notes payable                                                            -             $33,975,000 (B)      $ 33,975,000
Line of credit indebtedness                                                  200,000                    -            $    200,000
Accounts payable                                                                  -                     -                     -
Accrued expenses                                                                  -                     -                     -
                                                                         ------------            -----------          ------------

     TOTAL LIABILITIES                                                       200,000             33,975,000            34,175,000


SHAREHOLDERS' EQUITY

Common stock                                                            $        100             12,231,000 (C)              -
                                                                                  -                (155,361)(D)        12,075,739
Net income less than distributions                                            (2,443)                   -                  (2,443)
                                                                        ------------            -----------          ------------
TOTAL SHAREHOLDERS' EQUITY                                                    (2,343)            12,075,639            12,073,296
                                                                        ------------            -----------          ------------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                              $    197,657            $46,050,639          $ 46,248,296
                                                                        ============            ===========          ============

Notes to Pro Forma Condensed  Consolidated Balance Sheet

(A) Increase represents the purchase of 5 hotels, including the 2% acquisition fee payable to Apple Suites Realty Group, Inc. The hotels acquired are as follows:


                                                                                                                  2%
                                           Date Commenced              Date              Purchase            Acquisition
         Property                             Operations            Acquired               Price                 Fee
------------------------------------------------------------------------------------------------------------------------------

        Homewood Suites-Dallas, TX               1990            July 20, 1999            9,500,000         190,000
        Homewood Suites-Las Colinas, TX          1990            July 20, 1999           11,200,000         224,000
        Homewood Suites-Plano, TX                1997            July 20, 1999            5,400,000         108,000
        Homewood Suites-Richmond, VA           May 1998          July 20, 1999            9,400,000         188,000
        Homewood Suites-Atlanta, GA              1990            July 23, 1999            9,800,000         196,000
                                                                                  --------------------------------------------
                            Total                                                        45,300,000         906,000





                                                                                              Debt
                                                                         Total               Assumed
        Property                                                  ----------------------------------------
----------------------------------------
                                                                      9,690,000             7,125,000
       Homewood Suites-Dallas, TX                                    11,424,000             8,400,000
       Homewood Suites-Las Colinas, TX                                5,508,000             4,050,000
       Homewood Suites-Plano, TX                                      9,588,000             7,050,000
       Homewood Suites-Richmond, VA                                   9,996,000             7,350,000
       Homewood Suites-Atlanta, GA                               ----------------------------------------
                                                                     46,206,000            33,975,000

(B) Represents the debt assumed at acquisition. The notes bear interest of 8.5% per annum. The maturity date for all notes is October 1, 2000. The Company is required to make monthly principal payments in the amount of the equity proceeds received during a month in excess of offering expenses.

(C) Increase to common stock to reflect the net proceeds from the sale of common stock from the Company's continuous offering representing 1,517,494 shares at a $9 purchase price per share (net $8.06 per share).

(D) Represents the reclassification of offering costs upon the issuance of common stock.

APPLE SUITES, INC.
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 1998 AND THE SIX MONTHS ENDED JUNE 30, 1999 (UNAUDITED)

The following unaudited Pro Forma Condensed Consolidated Statements of Operations of Apple Suites, Inc. (the "Company") are presented as if the acquisition of the five Homewood Suites hotels from Promus Hotels, Inc. ("Promus") had occurred at the beginning of the periods presented and all of the hotels had been leased to Apple Suites Management, Inc. (the "Lessee") pursuant to the Percentage Leases. Such pro forma information is based in part upon the Consolidated Statements of Operations of the Company, the Pro Forma Statements of Operations of the Lessee and the historical Statements of Operations of the acquired hotels. In management's opinion, all adjustments necessary to reflect the effects of these transactions have been made.

The following unaudited Pro Forma Condensed Consolidated Statements of Operations for the periods presented are not necessarily indicative of what actual results of operations of the Company would have been assuming such transactions had been completed as of the beginning of the periods presented, nor does it purport to represent the results of operations for future periods. The most significant assumption which may not be indicative of future operations is the amount of financial leverage employed. These Pro Forma statements assume 75% of the purchase price was funded with debt for the entire periods presented. The Company intends to repay this debt with the proceeds from its "best efforts" offering. This repayment of debt would result in lower interest expense, higher net income, but lower earnings per share.

FOR THE YEAR ENDED DECEMBER 31, 1998



                                                     HISTORICAL
                                                    CONSOLIDATED             HOMEWOOD
                                                    STATEMENT OF              SUITES                          TOTAL
                                                     OPERATIONS           ACQUISITION (A)                   PRO FORMA

                                           -----------------------------------------------------------------------------------

Revenue:

  Percentage lease revenue                      $      -                 $ 6,261,616(B)                    $ 6,261,618


Expenses:

   Taxes and insurance                                 -                   1,040,638(C)                      1,040,638
   General and administrative                          -                     120,195(D)                        120,195
   Depreciation                                        -                   1,176,103(E)                      1,176,103
                                              ---------------             ----------                       ------------
Total expenses                                         -                   2,336,936                         2,336,935
                                              ---------------             ----------                       ------------
Income before interest income (expense)                -                   3,924,682                         3,924,682

Interest income                                        -                       -                               -
Interest expense                                       -                   2,688,125(F)                      2,688,125
                                              ---------------             ----------                       ------------
Net income                                     $       -                 $ 1,236,557                       $  1,236,557
                                              ===============             ==========                       ============
Earnings per common share:

   Basic and Diluted                           $       -                                                   $       0.88
                                              ===============             ==========                       ============

Basic and diluted weighted average
 common shares outstanding                     $       -                   1,412,531(G)                       1,412,531
                                              ===============             ==========                       ============

                                       50

FOR THE SIX MONTHS ENDED JUNE 30, 1999

                                                           HISTORICAL                HOMEWOOD
                                                          STATEMENT OF                SUITES                     TOTAL
                                                           OPERATIONS              ACQUISITION (A)             PRO FORMA

                                                          ------------------------------------------------------------------
Revenue:

   Percentage lease revenue                               $      -               $ 3,317,994(B)               $3,317,994

Expenses:
   Taxes and insurance                                           -                   616,949(C)                  616,949
   General and administrative                                    -                    61,155(D)                   61,155
   Depreciation                                                  -                   640,931(E)                  640,931
                                                          ------------           -----------                  ----------
Total expenses                                                   -                 1,319,035                   1,319,035
                                                          ------------           -----------                  ----------
Income before interest income (expense)                          -                 1,998,959                   1,998,959

Interest income                                                  -                      -                          -
Interest expense                                                 -                 1,443,938(F)                1,443,938
                                                          ------------           -----------                  ----------
Net income                                                 $     -               $   555,021                  $  555,021
                                                          ============           ===========                  ==========
Earnings per common share:
   Basic and Diluted                                       $      -                                           $     0.37
                                                          ============                                        ==========
Basic and diluted weighted average common shares
  outstanding                                              $      -                1,517,494(G)               $1,517.494
                                                          ============                                        ==========


Notes to Pro Forma Condensed Consolidated Statements of Operations

(A) Represents results of operations for the five hotels acquired on a pro forma basis as if the five hotels were owned by the Company at the beginning of the periods presented. Since one of the hotels was under construction in 1998 and full operations did not commence until May 1998, no pro forma adjustments were made for the periods prior to completion. See Note A to Pro Forma Consolidated Balance Sheet for a list of individual hotels acquired.

(B) Represents lease payment from the Lessee to the Company calculated on a pro forma basis by applying the rent provisions in the Percentage Leases to the historical room revenue of the hotels as if the beginning of the period was the beginning of the lease year. The base rent and the percentage rent will be calculated and paid based on the terms of the lease agreement. Refer to the Master Hotel Lease Agreement section to prospectus supplement for details.

(C) Represents historical real estate and personal property taxes and insurance which will be paid by the Company pursuant to the Percentage Lease agreements. Such amounts were derived from historical amounts paid by the respective hotels.

(D) Represents the advisory fee of .25% of accumulated capital contributions under the "best efforts" offering for the period of time not owned by the Company and anticipated legal and accounting fees, employee costs, salaries and other costs of operating as a public company.

(E) Represents the depreciation on the five hotels acquired based on the purchase price, excluding amounts allocated to land, of $35,251,200, for the period of time not owned by the Company. The weighted average life of the depreciable assets was 27.5 years. The estimated useful lives are based on management's knowledge of the properties and the hotel industry in general. Depreciable assets of $8,725,080 did not commence depreciation until May 1998.

(F) Represents the interest expense for the five hotel acquisitions for the period in which the hotels were not owned. Interest was computed using the interest rates of 8.5% on mortgage debt of $33.975 million that was assumed at acquisition. Interest expense on $7.125 million was not recorded for the first four months in 1998 as this amount was attributable to the debt assumed. See Note B to the Pro Forma Consolidated Balance Sheet for more detail.

(G) Represents additional common shares assuming the properties were acquired at the beginning of the periods presented with the net proceeds from the "best efforts" offering of $9 per share (net $8.06 per share).

APPLE SUITES MANAGEMENT, INC.
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 1998 AND THE SIX MONTHS ENDED JUNE 30, 1999 (UNAUDITED)

The following unaudited Pro Forma Condensed Consolidated Statements of Operations of Apple Suites Management, Inc. (the "Lessee") are presented as if the five hotels purchased from Promus Hotels, Inc. ("Promus") had been leased from Apple Suites, Inc. (the "Company") pursuant to the Percentage Leases from the beginning of periods presented. Further, the results of operations reflect the Management Agreement and License Agreement entered into between Promus and the Lessee or affiliate to operate the acquired hotels. Such pro forma information is based in part upon the Consolidated Statements of Operations of the Lessee, and the Homewood Suites Hotels and should be read in conjunction with the financials statement contained herein. In management's opinion, all adjustments necessary to reflect the effects of these transactions have been made.

The following unaudited Pro Forma Condensed Consolidated Statements of Operations for the periods are not necessarily indicative of what the actual results of operations of the Lessee would have been assuming such transactions had been completed as of the beginning of the periods presented, nor does it purport to represent the results of operations for the future periods.

FOR THE YEAR-ENDED DECEMBER 31, 1998

                                                     HISTORICAL          HOMEWOOD
                                                    STATEMENT OF          SUITES             PRO FORMA        TOTAL
                                                     OPERATIONS        ACQUISITIONS (A)      ADJUSTMENTS    PRO FORMA
                                                   -------------------------------------------------------------------
REVENUES:
   Suite revenue                                   $        -             $ 14,075,852          -         $ 14,075,852
   Other income                                             -                  811,817          -              811,817

EXPENSES:
   Property and operating costs and expenses                -                5,586,712          -            5,586,712
    General and administrative                              -                  348,088       $(56,000)(B)
                                                            -                     -           (50,000)(C)      342,088
   Advertising and promotion                                -                  648,273       (566,569)(D)
                                                            -                     -           563,034 (E)      644,738
   Utilities                                                -                  626,269          -              626,269
   Taxes and insurance                                                       1,040,638     (1,040,638)(F)          -
   Depreciation expense                                                      2,394,294     (2,394,294)(G)          -
   Franchise fees                                           -                  563,035       (563,035)(H)          -
                                                            -                     -           563,035 (I)      563,035
   Management fees                                          -                     -           619,034 (K)      619,034
   Percentage of rent lease payment                         -                     -        (6,261,618)(L)    6,261,618
   Other                                                    -                  226,964          -              226,964
                                                   --------------         ------------    -----------     ------------
Total expenses                                              -               11,434,273      3,436,185       14,870,458

Income before income taxes                                  -                3,453,396     (3,436,185)          17,211

   Income tax expense                                       -                     -             6,884 (M)        6,884
                                                   --------------         ------------    -----------     ------------
Net income                                         $        -             $  3,453,396    $(3,443,069)    $     10,327
                                                   ==============         ============    ===========     ============

FOR THE SIX MONTHS ENDED JUNE 30, 1999


                                                  HISTORICAL          HISTORICAL          HOMEWOOD
                                                 STATEMENT OF          SUITES             PRO FORMA        TOTAL
                                                  OPERATIONS        ACQUISITIONS (A)      ADJUSTMENTS    PRO FORMA

                                                -------------------------------------------------------------------
REVENUES:
   Suite revenue                                 $       -             $  7,364,098          -         $  7,364,098
   Other income                                          -                  420,072          -              420,072

EXPENSES:
   Property and operating costs and expenses             -                2,845,653          -            2,845,653
   General and administrative                            -                  187,738   $   (30,000)(B)
                                                         -                    -           (25,000)(C)       182,738
   Advertising and promotion                             -                  329,239      (294,568)(D)
                                                         -                    -           294,568 (E)       329,239
   Utilities                                             -                  265,585          -              265,585
   Taxes and insurance                                                      616,949   $  (616,949)(F)          -
   Depreciation expense                                                   1,337,266    (1,337,266)(G)          -
   Franchise fees                                        -                  294,568      (294,568)(H)          -
                                                         -                    -           294,568 (I)       294,568
   Management fees                                       -                  233,456      (233,456)(J)          -
                                                         -                    -           324,564 (K)       324,564
   Percentage of rent lease payment                      -                    -         3,317,994 (L)     3,317,994
                                                 --------------        ------------   -----------      ------------
Total expenses                                           -                6,110,454     1,449,887         7,560,341

Income before income taxes                               -                1,673,716    (1,449,887)          223,829

   Income tax expense                                    -                    -            89,531 (M)        89,531
                                                 --------------        ------------   -----------      ------------
Net income                                       $       -             $  1,673,716   $(1,539,420)     $    134,296
                                                 ==============        ============   ===========      ============

Notes to Pro Forma Condensed Consolidated Statements of Operations

(A) Represents results of operations for the five Homewood Suites hotel acquisitions on a pro forma basis as if the hotels acquired were leased and operated by the Lessee at the beginning of the periods presented. The hotels acquired are as follows:


                                                                 Date Commenced                                       Date
         Property                                                   Operations                                       Acquired

--------------------------------------------------------------------------------------------------------------------------------
        Homewood Suites-Dallas, TX                                     1990                                       July 20, 1999
        Homewood Suites-Las Colinas, TX                                1990                                       July 20, 1999
        Homewood Suites-Plano, TX                                      1997                                       July 20, 1999
        Homewood Suites-Richmond. VA                                 May 1998                                     July 20, 1999
        Homewood Suites-Atlanta, GA                                    1990                                       July 23, 1999


Since the Richmond hotel was under construction in 1998 and full operations did not commence until May 1998, no pro forma adjustments were made prior to the date the hotel commenced operations.

(B) Represents the elimination of the historical accounting fee allocated to the hotels by the prior owner.

(C) Represents the addition of the anticipated legal and accounting and other expenses to operate as a stand alone company.

(D) Represents the elimination of the historical advertising, training and reservation fee allocated to the hotels by the prior owner.

(E) Represents the addition of the market reservation fee to be incurred under the new management agreements. The market reservation fee is calculated based on the terms of the management agreements which is 4% of gross revenue.

(F) Represents the elimination of the taxes and insurance. Under the terms of the lease these expenses will be incurred and, accordingly, are reflected in the Company's Pro Forma Condensed Consolidated Statement of Operations.

(G) Represents the elimination of the depreciation expense. This expense will be reflected in the Company's Pro Forma Condensed Consolidated Statement of Operations.

(H) Represents the elimination of the historical franchise fee allocated to the hotels by the prior owner.

(I) Represents the addition of franchise fees to be incurred under the new management agreements. The franchise fees are calculated based on the terms of the agreement which is 4% of gross revenue.

(J) Represents the elimination of the historical management fees for the six months ended June 30, 1999.

(K) Represents the addition of the management fees of 4% of gross revenue and the accounting fee $1,000 per hotel per month to be incurred under the new management agreements for the year ended December 31, 1998 and six month period ended June 30, 1999.

(L) Represents lease payments from the Lessee to the Company calculated on a pro forma basis by applying the rent provisions in the Percentage Leases to the historical room revenue of the hotels as if the beginning of the period was the beginning of the lease year. The base rent and the percentage rent will be calculated and paid based on the terms of the lease agreement. Refer to the Master Hotel Lease Agreement section to Form 8-K Report for details.

(M) Represents the combined state and federal income tax expense estimated on a combined rate of 40%.


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

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                               Apple Suites, Inc.


Date: October 5, 1999           By:/s/ Glade M. Knight
                                ------------------------------------------------
                                   Glade M. Knight,
                                   Chief Executive Officer of Apple Suites, Inc.














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